                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Filed by the Registrant  [X]

        Filed by a Party other than the Registrant  [ ]

        Check the appropriate box:
        [ ]  Preliminary Proxy Statement      [ ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
        [X]  Definitive Proxy Statement
        [ ]  Definitive Additional Materials
        [ ]  Soliciting Material Under Rule 14a-12

                              DIEDRICH COFFEE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        [X]    No fee required.
        [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
and 0-11.

        (1)    Title of each class of securities to which transaction applies:

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        (2)    Aggregate number of securities to which transaction applies:

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        (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4)    Proposed maximum aggregate value of transaction:

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        (5)    Total fee paid:

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        [ ]    Fee paid previously with preliminary materials:

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        [ ]    Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)    Amount previously paid:

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        (2)    Form, Schedule or Registration Statement no.:

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        (3)    Filing Party:

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        (4)    Date Filed:

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

                                Diedrich LogoTM

                             DIEDRICH COFFEE, INC.
                              2144 MICHELSON DRIVE
                                IRVINE, CA 92612
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 29, 2000

Dear Diedrich Coffee Stockholder:

     On Wednesday, November 29, 2000, Diedrich Coffee, Inc. will hold its annual meeting of stockholders at the Doubletree Hotel, 90 Pacifica Avenue, Irvine, California 92618. The meeting will begin at 10:00 a.m. local time. We will serve our premium coffee.

     Only stockholders of record at the close of business on October 16, 2000 can vote at this meeting or any adjournments that may take place. At the meeting we will:

     1. Elect a board of directors to serve until the next annual meeting of stockholders;

     2. Vote on a proposal to approve the Stock Option Plan and Agreement by and between Diedrich Coffee and the recently appointed President and Chief Executive Officer, J. Michael Jenkins, to be effective as of September 22, 2000, granting Mr. Jenkins options to purchase up to 500,000 shares of Diedrich Coffee common stock, $0.01 par value per share;

     3. Vote on a proposal to approve Diedrich Coffee's 2000 Equity Incentive Plan and the reservation of 750,000 shares of our common stock in connection with the 2000 Equity Incentive Plan; and

     4. Ratify the selection of KPMG LLP as our independent auditors for the current fiscal year ending June 27, 2001.

     We will also attend to business properly presented at the meeting and any adjournments or postponements of the meeting. The foregoing items of business, including the nominees for directors, are more fully described in the proxy statement that is attached to and a part of this notice.

     The board of directors unanimously recommends that you vote FOR all of the proposals.

                                          By order of the board of directors

                                          /s/ JOHN E. MARTIN
                                          John E. Martin
                                          Chairman of the Board
Irvine, California
October 26, 2000

                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             DIEDRICH COFFEE, INC.
                              2144 MICHELSON DRIVE
                                IRVINE, CA 92612
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 29, 2000
                            ------------------------

                                  INTRODUCTION

     This proxy statement is furnished in connection with the solicitation on behalf of the board of directors of Diedrich Coffee, Inc., a Delaware corporation, of proxies for use at the annual meeting of stockholders to be held on November 29, 2000 at 10:00 a.m. local time, or at any adjournment of postponement of the meeting. At the meeting we will vote on the matters described in this proxy statement and in the accompanying notice. The annual meeting will be held at the Doubletree Hotel, 90 Pacifica Avenue, Irvine, California 92618. Diedrich Coffee intends to mail this proxy statement and accompanying proxy card on or about October 27, 2000 to all stockholders entitled to vote at the annual meeting.

               INFORMATION REGARDING VOTING AT THE ANNUAL MEETING

PROXIES

     Our stockholders should complete and return the accompanying form of proxy regardless of whether they will attend the annual meeting in person. Our stockholders may revoke their proxies at any time before they are exercised by:

     - giving our Corporate Secretary written notice of revocation;

     - by giving our Corporate Secretary a properly executed proxy of a later date; or

     - by attending our annual meeting and voting in person.

     Written notices of revocation and other communications with respect to the revocation of our proxies should be addressed to Diedrich Coffee, Inc., 2144 Michelson Drive, Irvine, California, 92612, Attention: Corporate Secretary. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies. If nothing is specified, the proxies will be voted in favor of each of the proposals. Diedrich Coffee's board of directors is unaware of any other matters that may be presented for action at the Diedrich Coffee annual meeting. If other matters do properly come before the Diedrich Coffee annual meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.

SOLICITATION OF PROXIES

     We will pay the entire cost of soliciting proxies. In addition to soliciting the proxies by mail, we will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of Diedrich Coffee common stock and secure their voting instructions, if necessary. We will reimburse such record holders for their reasonable expenses in performing these tasks. If necessary, we may use several of our regular employees, who will not be specially compensated, to solicit proxies from stockholders, either personally or by telephone, letter or other means.

RECORD DATE AND VOTING RIGHTS

     Our board of directors has fixed October 16, 2000 as the record date for determining the Diedrich Coffee stockholders entitled to notice of, and to vote at, our annual meeting. Therefore, only stockholders of record at the close of business on the record date will receive notice of, and be able to vote at, the Diedrich Coffee annual meeting. At the close of business on the record date, there were 12,645,356 shares of our common stock outstanding held by 641 record holders in addition to approximately 5,500 holders who do not hold shares in their own names. A majority of these shares must be present at the our annual meeting, either in person or by proxy, in order for there to be a quorum at the meeting. Each share of our outstanding common stock entitles its holder to one vote.

     Shares of our common stock with respect to which the holders are present in person at our annual meeting but not voting, and shares for which we have received proxies but with respect to which holders of the shares have abstained, will be counted as present at our annual meeting for purpose of determining whether or not a quorum exits. Brokers who hold shares in nominee or "street" name for customers who are the beneficial owners of the shares may not give a proxy to vote shares held for these customers on the matters to be voted on at our annual meeting without specific instructions from them. However broker non-votes will be counted for purposes of determining whether a quorum exists.

     The five persons receiving the greatest number of the votes of the shares of our common stock present in person or represented by proxy at the meeting will be elected to our board of directors. All other matters submitted to the stockholders will require the affirmative vote of a majority of our outstanding shares of common stock present in person or represented by proxy at the meeting for approval pursuant to Delaware law and our certificate of incorporation. Abstentions and broker non-votes will have the same effect as votes against approval of the proposals. Therefore, our board of directors urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Our directors are elected once a year at our annual meeting of stockholders. Our bylaws provide that our board of directors shall consist of between three and seven directors with the precise number to be determined by resolution of our board of directors. Effective as of the date of the annual meeting, the authorized number of members of our board of directors will be five persons. If a quorum is present at our annual meeting, the five nominees receiving the greatest number of votes will be elected. The five directors will serve until the next annual meeting of stockholders and until their respective successors are elected and qualified.

     In connection with the acquisition of Coffee People, Inc. in July 1999, Diedrich Coffee and certain of its affiliates entered into a voting agreement with The Second Cup Ltd. pursuant to which they agreed to nominate and vote for a director nominee identified by Second Cup in any subsequent stockholder meeting where directors were to be elected. On October 6, 2000, Second Cup notified us that it was irrevocably waiving its right to designate a director as provided in this voting agreement.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. All of the nominees for election as directors at the annual meeting set forth in the table below are incumbent directors. Each of the nominees has consented to serve as a director if elected, and management has no reason to believe that any nominee will be unable to serve. In the event that any nominee should be unavailable for re-election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the board of directors may propose.

            NAME               AGE               PRINCIPAL OCCUPATION               DIRECTOR SINCE
            ----               ---               --------------------               --------------
John E. Martin...............  55     Chairman of the Board and Director of              1997
                                      Diedrich Coffee
Martin R. Diedrich...........  41     Vice Chairman of the Board, Secretary,             1985
                                      Chief Coffee Officer and Director of
                                      Diedrich Coffee
Peter Churm(1)(2)............  74     Private investor                                   1996

Lawrence Goelman(1)(2).......  59     Managing Partner, GazelleLab LLC, a                1996
                                      private venture development firm
Paul C. Heeschen(1)(2).......  43     Principal, Heeschen & Associates, a                1996
                                      private investment firm

---------------
(1) Member of the audit committee

(2) Member of the compensation committee

     There are no family relationships among any of the directors or executive officers of Diedrich Coffee. The principal occupation for the last five years of each nominee for director of Diedrich Coffee, as well as other information, is set forth below.

     John E. Martin was appointed Chairman of the Board by the board of directors as of November 17, 1997. Effective as of October 20, 2000, our board of directors accepted Mr. Martin's offer to transition from executive Chairman of the Board to non-executive Chairman of the Board. From 1983 to 1996, Mr. Martin was Chairman and Chief Executive Officer of Taco Bell Worldwide. From October 1996 to June 1997, Mr. Martin was Chairman of PepsiCo's Casual Dining Division. Mr. Martin is also Chairman of publicly held Easyriders, Inc., a publishing company, and Chairman of Culinary Holdings Incorporated, a privately held company that owns and operates several restaurants in Southern California, Arizona and Oklahoma. In addition, Mr. Martin serves on the board of directors of Williams-Sonoma, Inc. and The Good Guys! Inc.

     Martin R. Diedrich has served as our officer and director since 1985. In April 1997, he became Vice Chairman of the Board and Chief Coffee Officer, as well as continuing as our Corporate Secretary. Before that time, Mr. Diedrich served as Director of Coffee. In addition, he served as Chairman of the Board from January 1996 to April 1997. Mr. Diedrich is an internationally recognized specialty coffee expert who is a frequent speaker at industry and trade association functions.

     Peter Churm joined our board of directors in October 1996. Mr. Churm was most recently Chairman Emeritus of Furon Company from 1992 until his retirement in November 1999. He served as Chairman of the Board of Furon Company from May 1980 through February 1992 and was President of that company for more than 16 years prior to that time. Mr. Churm also serves on the board of directors of CKE Restaurants, Inc.

     Lawrence Goelman was our interim Chief Executive Officer from March 1997 to November 1997 and has served as a member of our board of directors since October 1996. Mr. Goelman assumed the position of Chairman of the Board in March 1997 until he was replaced by John E. Martin on November 17, 1997. Currently, Mr. Goelman serves as the Managing Partner of GazelleLab LLC, a private venture development firm. Prior to that, Mr. Goelman was President and Chief Executive Officer of Pinnacle Micro, Inc. from May 1996 to December 1996. Mr. Goelman was also a Managing Partner of Tremont Partners, Inc. from 1995 to 1999. Before that, he served as Chairman, President and Chief Executive Officer of CostCare, Inc. for 14 years. Mr. Goelman also serves on the board of directors of BIZiMobile inc.

     Paul C. Heeschen became our director in January 1996. For the past eight years, Mr. Heeschen has been a Principal of Heeschen & Associates, a private investment firm. He is also the sole general partner of D.C.H.,

L.P., Redwood Enterprises VI, L.P. and Sequoia Enterprises L.P. and a trustee of the Palm Trust, each of which are Diedrich Coffee stockholders.

BOARD COMMITTEES AND MEETINGS

     Our board of directors has standing compensation and audit committees. We do not have a standing nominating committee; rather our entire board of directors acts as a committee with respect to nominations for membership on our board.

     Audit Committee. Our audit committee is responsible for, among other matters, making recommendations to our board of directors regarding the engagement of our independent certified public accountants, reviewing (with our independent certified public accountants) the fees, scope, timing, plans and results of the audit engagement, reviewing any significant changes in our accounting policies and the adequacy of our internal accounting controls, and analyzing and discussing with our independent certified public accountants any difficulties or disagreements with our management as well as legal proceedings or contingent liabilities involving us that may be material to our financial statements or the auditor's report. Our audit committee is composed of outside directors who are not our officers or employees. The audit committee consists of Messrs. Churm, Goelman and Heeschen, each of whom have been a member of our audit committee since its formation. Our board of directors and audit committee have adopted an audit committee charter, which is attached hereto as Appendix C.

     Compensation Committee. Our compensation committee determines salaries and incentive compensation for our executive officers and administers our stock option plans. The compensation committee consists of Messrs. Churm, Goelman and Heeschen.

     Meetings. During our fiscal year ended June 28, 2000, there were five meetings of the board of directors, four meetings of the audit committee and four meetings of the compensation committee. In connection with our acquisition of Coffee People in July 1999, we changed our fiscal year end from the Wednesday closest to January 31 to the Wednesday closest to June 30. During the 22 week transitional period from January 28, 1999 (the end of our old fiscal year) until June 30, 1999 (the end of the transitional period), there were five meetings of the board of directors, two meetings of the audit committee and two meetings of the compensation committee. Each of the current board members attended at least 75% of the meetings of the board of directors and meetings of the committees on which they served during the fiscal year ended June 28, 2000 and the 22 week transitional period.

DIRECTORS' COMPENSATION

     Directors who are also our employees receive no extra compensation for their service on the board of directors. Non-employee directors receive reimbursement for out-of-pocket expenses incurred in attending board meetings and receive stock option grants under the Diedrich Coffee, Inc. 1996 Non-Employee Directors Stock Option Plan.

     Under our 1996 Non-Employee Directors Plan, each non-employee director automatically receives, upon becoming a director, a one-time grant of an option to purchase up to 10,000 shares of our common stock. These initial options vest and become exercisable with respect to 50% of the underlying shares upon the earlier of (1) the first anniversary of the grant date or (2) immediately before the first annual meeting of stockholders following the grant date, if the recipient has remained a non-employee director for the entire period from the grant date to such earlier date, and with respect to the remaining 50% of the underlying shares upon the earlier of (1) the second anniversary of the grant date or (2) immediately before the second annual meeting of stockholders following the grant date, if the recipient has remained a non-employee director for the entire period from the grant date to such earlier date. In addition to an initial grant, under the 1996 Non-Employee Directors Plan, each non-employee director also receives, upon re-election to our board of directors, an automatic grant of an option to purchase up to 5,000 additional shares of our common stock. These additional options vest and become exercisable upon the earlier of
(1) the first anniversary of the grant date or (2) immediately before the annual meeting of stockholders following the grant date, if the recipient has remained a non-employee director for the entire period from the grant date to such earlier date.

     All non-employee director options granted under the 1996 Non-Employee Directors Plan have a term of ten years and an exercise price equal to the fair market value of our common stock on the date of grant. The 1996 Non-Employee Directors Plan provides that the exercise price may be paid by company loan or withholding of underlying stock, or deferred until completion of broker-assisted exercise and sale transactions. Vesting of non-employee director options granted under the 1996 Non-Employee Directors Plan accelerates in certain circumstances in connection with a change-in-control. During the fiscal year ended June 28, 2000, no options to purchase shares of our common stock were issued to non-employee directors. During the 22 week transitional period ended June 30, 1999, options to purchase an aggregate of 15,000 shares of our common stock were issued to non-employee directors, at an exercise price of $7.00, under the 1996 Non-Employee Directors Plan. As of October 2, 2000, no options to purchase shares had been exercised under the 1996 Non-Employee Directors Plan.

     If Proposal 3 is adopted by the stockholders, we will discontinue granting options under the 1996 Non-Employee Directors Plan. If Proposal 3 is not adopted, we will continue granting options under the 1996 Non-Employee Directors Plan. Under the 2000 Equity Incentive Plan, each non-employee director automatically receives, upon becoming a director, a one-time grant of an option to purchase up to 10,000 shares of our common stock. In addition to an initial grant, under the 2000 Equity Incentive Plan, each non-employee director also receives, upon re-election to our board of directors, an automatic grant of an option to purchase up to 5,000 additional shares of our common stock. These initial and additional options have substantially the same terms and conditions as the initial and additional options granted under the 1996 Non-Employee Directors Plan, including those terms and conditions outlined above. In addition to the initial and additional options, under the 2000 Equity Incentive Plan, each director, including each non-employee director, is eligible to receive other awards under the 2000 Equity Incentive Plan at the discretion of the administrator of the plan, as more fully described in the discussion of Proposal 3 below.

     On October 20, 2000, our board of directors adopted the Diedrich Coffee, Inc. 2000 Non-Employee Directors Stock Option Plan. This plan provides for a one-time grant of an option to purchase 8,000 shares of our common stock to three of our non-employee directors, Messrs. Churm, Goelman and Heeschen, for their contributions during the previous year, including their efforts in the acquisition of Coffee People. Each option granted under the 2000 Non-Employee Directors Stock Option Plan is effective as of October 20, 2000 and has a term of ten years. The options will vest and become exercisable on October 20, 2001, at an exercise price of $1.34 per share, provided that the recipient has remained a non-employee director for the entire period from the grant date until October 20, 2001. The 2000 Non-Employee Directors Stock Option Plan provides that the exercise price of the options may be paid in cash or, subject to the discretion of our compensation committee, by delivery of shares of our common stock or a combination of cash and shares of our common stock.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The five persons receiving the greatest number of the votes at the annual meeting will be elected to our board of directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL 1.

                                   PROPOSAL 2

    APPROVAL OF THE STOCK OPTION PLAN AND AGREEMENT WITH J. MICHAEL JENKINS

STOCK OPTION PLAN AND AGREEMENT WITH J. MICHAEL JENKINS

     Proposal 2 seeks your approval of the Stock Option Plan and Agreement with
J. Michael Jenkins. In September 2000, the board of directors appointed Mr. Jenkins to the positions of President and Chief Executive Officer. The Jenkins Option Plan is summarized below and attached to this proxy statement in its entirety as Appendix A.

SUMMARY OF JENKINS OPTION PLAN

     Effective September 22, 2000, Diedrich Coffee entered into the Jenkins Option Plan subject to approval by the stockholders. Under this plan, Mr. Jenkins was granted options to purchase an aggregate of up to 500,000 shares of our common stock for the purpose of encouraging and rewarding his contributions to our performance and aligning his interests with the interests of our stockholders. Subject to stockholder approval, the options granted to Mr. Jenkins will be exercisable at an exercise price of $1.75 per share, in four equal installments on each of the first four anniversary dates of September 22, 2000. The options granted to Mr. Jenkins will become immediately vested and fully exercisable if we undergo a change of control, except that Mr. Jenkins' options will terminate and become unexercisable on the earlier of the tenth anniversary of September 22, 2000 or the first anniversary of the change of control. If Mr. Jenkins' employment with Diedrich Coffee is terminated for cause prior to the tenth anniversary of the date of the Jenkins Option Plan or if Mr. Jenkins terminates his employment with us for any reason, then (1) all options that have not otherwise become exercisable as of the termination date will immediately terminate and become unexercisable, and (2) all options that have become exercisable as of the termination date will terminate and become unexercisable on and after the date that is sixty days after the date of the termination. If Diedrich Coffee terminates Mr. Jenkins' employment without cause, then (1) all options that have not otherwise become exercisable as of the termination date will continue to become exercisable, except that the options will terminate and become unexercisable on the earlier of the tenth anniversary of September 22, 2000 or the first anniversary of the date of Mr. Jenkins' termination date, and (2) all options that have become exercisable as of the termination date will terminate and become unexercisable on the earlier of the tenth anniversary of September 22, 2000 or the first anniversary of the date of Mr. Jenkins' termination date. Otherwise, all of Mr. Jenkins' unexercised options will terminate on the tenth anniversary of the date of the Jenkins Option Plan.

INTEREST OF MR. JENKINS IN MATTERS TO BE ACTED UPON

     If Proposal 2 is approved, Mr. Jenkins will receive an option to purchase up to 500,000 shares of our common stock, as more fully described below. The table below summarizes certain information with respect to the options granted to Mr. Jenkins on September 22, 2000, which are contingent upon stockholder approval of Proposal 2:

                               NEW PLAN BENEFITS

                              JENKINS OPTION PLAN

                          NAME                            DOLLAR VALUE    NUMBER OF SHARES
                          ----                            ------------    ----------------
J. Michael Jenkins......................................       --(1)          500,000(2)

---------------
(1) As of October 20, 2000, none of Mr. Jenkins' options was in the money. The exercise price of each option is $1.75 per share, the fair market value of our common stock on the date of grant (September 22, 2000), and the closing price of our common stock on the Nasdaq National Market on October 20, 2000 was $1.34 per share.

(2) Mr. Jenkins' options vest in four equal installments on each of the first four anniversary dates of September 22, 2000 under the Jenkins Option Plan.

     We have agreed to file a registration statement on Form S-8 with the Securities and Exchange Commission to register the issuance of shares of our common stock upon the exercise of options under the Jenkins Option Plan. The exercise of options by Mr. Jenkins will be contingent upon the receipt of all necessary governmental approvals and consents as well as compliance with all applicable federal, state and/or local tax withholding requirements. Only Mr. Jenkins is eligible to receive options under the Jenkins Option Plan and the options are non-transferable and non-assignable. The Jenkins Option Plan provides that the exercise price of the options may be paid in cash or, subject to the discretion of our compensation committee, by delivery of shares of our common stock or a combination of cash and shares of our common stock.

EMPLOYMENT AGREEMENT WITH J. MICHAEL JENKINS

     On September 22, 2000, Diedrich Coffee entered into an at-will employment letter agreement with Mr. Jenkins which provides that either Diedrich Coffee or Mr. Jenkins may terminate his employment at any time, with or without cause or notice. The employment letter provides, among other matters, that Mr. Jenkins will:

     - serve as our President and Chief Executive Officer;

     - receive a base salary of $300,000 per year, subject to annual adjustments;

     - receive a guaranteed bonus of $100,000 on the first anniversary date of his employment with us, if he remains our employee through that date, and receive additional bonuses in successive years based on specific objectives and targets established for him by our compensation committee; and

     - receive options to purchase 500,000 shares of our common stock in accordance with the terms of the Jenkins Option Plan;

     - receive three weeks of vacation during his first year of employment; and

     - participate in our executive benefit plans and 401(k) plan based on plan eligibility criteria.

     If Diedrich Coffee terminates Mr. Jenkins' employment without cause as described in the letter agreement, we will be obligated to make bi-weekly payments to Mr. Jenkins of his then current salary until the earlier of (1) such time as he accepts other employment or work as an independent contractor or (2) the first anniversary date of the termination of his employment. We will not be obligated to make these payments if his employment with us is terminated for disability or by his death.

REASONS FOR THE PROPOSAL

     Our board of directors authorized the Jenkins Option Plan and entered into the related employment letter agreement with Mr. Jenkins as two elements of an organized effort to attract and motivate an individual whom our board of directors has determined possesses the characteristics necessary to substantially improve our performance. The letter agreement appoints Mr. Jenkins as our President and Chief Executive Officer, giving him the necessary authority to make the changes he determines are in our best interests. The Jenkins Option Plan rewards Mr. Jenkins as the value of our common stock increases. Taken as a whole, we believe these two agreements give Mr. Jenkins the authority and the motivation to direct his efforts to improving our fiscal health.

TAX INFORMATION

     The following is a brief, general description of federal income tax consequences of the receipt and exercise of options granted by Diedrich Coffee under the Jenkins Option Plan. This description is based on the laws and regulations in effect as of the date of this Proxy Statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt and exercise of options under foreign, state and/or local tax laws, and such tax laws may not correspond to the federal tax treatment described herein. The exact federal income tax treatment of transactions under the Jenkins Option Plan will vary depending upon the specific facts and circumstances involved.

     Non-qualified Stock Options. Our grant of a non-qualified stock option to Mr. Jenkins is generally not a taxable event for him. Upon the exercise of a non-qualified stock option, Mr. Jenkins will generally recognize ordinary income equal to the excess of the fair market value of the shares he acquires upon exercise (determined as of the date of exercise) over the exercise price of the non-qualified stock option. We will generally be able to deduct as compensation expense the amount of ordinary income recognized by Mr. Jenkins. Mr. Jenkins' subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the shares.

     Withholding. Since Mr. Jenkins is an employee of our company, we ordinarily will be required to withhold applicable federal income taxes with respect to any ordinary income recognized by him in connection with stock options granted under the Jenkins Option Plan.

     Special Rules Applicable to "Insiders." Since Mr. Jenkins is an "insider," he may be required to defer determination of the amount of income and the timing of income recognition in connection with his options under the plan, and the beginning of the holding period for any shares he receives, until the expiration of any period during which he would be restricted from disposing of any shares he received. Mr. Jenkins will not be required to defer these determinations if he makes a valid election under Section 83(b) of the Internal Revenue Code.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of a majority of our shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the Stock Option Plan and Agreement with J. Michael Jenkins.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3

              APPROVAL AND ADOPTION OF 2000 EQUITY INCENTIVE PLAN

GENERAL

     On October 20, 2000, our board of directors authorized the adoption, subject to stockholder approval, of the Diedrich Coffee 2000 Equity Incentive Plan and the concurrent discontinuation of option grants under our Amended and Restated 1996 Stock Incentive Plan and our 1996 Non-Employee Directors Stock Option Plan. In aggregate, these two 1996 plans have 1,400,000 shares reserved for issuance consisting of 1,275,000 shares reserved under the Amended and Restated 1996 Stock Incentive Plan and 125,000 shares reserved under the 1996 Non-Employee Directors Plan. Currently, 817,000 shares underlying options have been awarded under the Amended and Restated 1996 Stock Incentive Plan and 60,000 shares underlying options have been awarded under the 1996 Non-Employee Directors Plan. The remaining 528,000 shares reserved for issuance under the two 1996 plans will be cancelled if our stockholders approve Proposal 3. Following the cancellation of these shares reserved for issuance, 750,000 shares of common stock (subject to antidilution adjustments) will be reserved for issuance under the 2000 Equity Incentive Plan. Options currently outstanding under the two 1996 plans are unaffected by this proposal. If our stockholders do not approve Proposal 3, we will continue to grant awards under the two 1996 plans and the remaining shares reserved under these 1996 plans will not be cancelled.

SUMMARY OF THE 2000 EQUITY INCENTIVE PLAN

     The following summary of the 2000 Equity Incentive Plan is qualified in its entirety by the terms of the 2000 Equity Incentive Plan, a copy of which is attached as Appendix B.

     Purpose. The 2000 Equity Incentive Plan's purpose is to promote our interests and those of our stockholders by using investment interests in our company to attract, retain and motivate our management and other persons, to encourage and reward their contributions to our performance and to align their interests with the interests of our stockholders.

     Administration, Amendment and Termination. As long as we have a class of equity securities registered under Section l2 of the Securities Exchange Act of 1934, the administrator of the 2000 Equity Incentive Plan will be the compensation committee, composed solely of "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and "Outside Directors" as defined in the regulations adopted under Section 162(m) of the Internal Revenue Code. The administrator will have the power to:

     - select the eligible persons to whom, and the times at which, awards will be granted, the nature of each award and the terms and conditions of each award;

     - interpret the 2000 Equity Incentive Plan and the rights of recipients of awards granted under the 2000 Equity Incentive Plan;

     - discontinue, suspend or amend the 2000 Equity Incentive Plan in any manner, subject to stockholder approval only where such approval is required by applicable law, rule or regulation;

     - modify, extend, renew or exchange outstanding awards, including the power to adjust or reduce the purchase or exercise price of an award either by cancellation of the award and the granting of a new award at the modified purchase or exercise price or by amending the terms of the award to reflect the modified purchase or exercise price; and

     - change the number of shares or vesting periods associated with non-employee director options, and suspend and reactivate the plan provisions regarding automatic grants of non-employee director options.

     The 2000 Equity Incentive Plan, as amended from time to time, shall, in the discretion of the administrator, apply to and govern awards granted under the 2000 Equity Incentive Plan prior to the date of such amendment, provided that the consent of an award holder is required if such amendment would alter, terminate, impair or adversely affect an award or cause the award to cease to qualify as an incentive stock option. Awards may be granted under the 2000 Equity Incentive Plan until the tenth anniversary of the adoption of the 2000 Equity Incentive Plan by our board of directors.

     Securities Subject to the 2000 Equity Incentive Plan. A total of 750,000 shares of our common stock may be issued under the 2000 Equity Incentive Plan. We may issue common stock under the plan from:

     - authorized but unissued shares of our common stock; or

     - from previously issued shares of common stock reacquired by us, including shares purchased on the open market.

     The administrator may appropriately adjust the maximum number and kind of shares subject to the 2000 Equity Incentive Plan, the number and kind of shares or other securities subject to the then outstanding awards, the price for each share or other unit of any other securities subject to the then outstanding awards, and/or the number and kind of shares or other securities to be issued as non-employee director options if our common stock is affected through any of the following:

        - merger;                                  - combination;
        - consolidation;                           - stock dividend;
        - sale or exchange of assets;              - stock split;
        - recapitalization;                        - reverse stock split; or
        - reclassification;                        - spin-off.

     For purposes of calculating the aggregate number of shares issued under the plan, we will count only the number of shares actually issued upon exercise or settlement of an award and not returned to us upon expiration, termination or cancellation of any awards. However, if an award holder pays the exercise price or withholding taxes relating to an award with shares of our common stock, or if we withhold shares in satisfaction of the exercise price or withholding taxes payment, then we will reduce the number of shares of common stock available for issuance under the 2000 Equity Incentive Plan by the gross number of shares for which the award is exercised or for which it vests, as applicable.

     On October 20, 2000, the closing price of our common stock on the Nasdaq National Market was $1.34 per share. No options or other awards have been granted under the 2000 Equity Incentive Plan.

     Awards Under the 2000 Equity Incentive Plan. We may grant the following types of awards under the 2000 Equity Incentive Plan:

        - stock options;                           - stock bonuses;
        - performance awards;                      - stock sales;
        - restricted stock;                        - phantom stock;
        - stock appreciation rights;               - dividend equivalents; and
        - stock payments;                          - other stock-based benefits.

     Stock options granted under the 2000 Equity Incentive Plan may be incentive stock options intended to qualify under the provisions of Section 422 of the Internal Revenue Code or non-qualified stock options that do not so qualify. However, the aggregate fair market value of any employee's incentive stock options that become first exercisable during any calendar year may not exceed $100,000, and may be further limited by other requirements in the Internal Revenue Code. If this limitation is exceeded, the excess incentive stock options will be treated as non-qualified stock options.

     Eligibility. Our directors, officers, employees, consultants, advisors and our affiliated entities are eligible to receive awards under the 2000 Equity Incentive Plan, except that only non-employee directors may receive "non-employee director options," as described below. Currently, it is estimated that approximately 164 persons will be eligible for selection to receive awards under the 2000 Equity Incentive Plan, consisting of approximately 150 employees, 10 executive officers and 4 non-employee directors.

     Terms and Conditions of Non-Employee Director Options Under the 2000 Equity Incentive Plan. The 2000 Equity Incentive Plan provides that non-employee directors receive initial and annual grants of "non-employee director options." Upon first becoming a non-employee director, a non-employee director receives a one-time grant of an option to purchase up to 10,000 shares of our common stock. These initial options vest and become exercisable with respect to 50% of the underlying shares upon the earlier of the following dates, if the recipient has remained a non-employee director for the entire period from the grant date to such earlier date:

     - the first anniversary of the grant date, or

     - immediately before the first annual meeting of stockholders following the grant date.

The remaining 50% of the shares underlying the initial options vest upon the earlier of the following dates, if the recipient has remained a non-employee director for the entire period from the grant date to such earlier date:

     - the second anniversary of the grant date, or

     - immediately before the second annual meeting of stockholders following the grant date.

     In addition to an initial grant, each non-employee director also receives, upon re-election to our board of directors, an automatic grant of an option to purchase up to 5,000 additional shares of our common stock. These additional options vest and become exercisable upon the earlier of the following dates, if the recipient has remained a non-employee director for the entire period from the grant date to such earlier date:

     - the first anniversary of the grant date, or

     - immediately before the annual meeting of stockholders following the grant date.

     All non-employee director options have a term of ten years and an exercise price equal to the fair market value of Diedrich Coffee common stock on the date of grant. If a recipient of a non-employee director option ceases to be a director of Diedrich Coffee, all initial options granted to the recipient are exercisable, to the extent already exercisable at the date the director ceases to be a director, for a period of 365 days after that date (or sooner if the option expires according to its terms), and all additional options are exercisable to the extent already exercisable at the date the director ceases to be a director for a period of 365 days after that date (or sooner if the option expires according to its terms) if the director ceases to be a director because of death or permanent disability, or a period of 90 days after that date (or sooner if the option expires according to its terms) if the director ceases to be a director for any other reason. In addition to these non-employee director options, non-employee directors are eligible to receive general grants of awards under the plan, including stock options other than non-employee director options, at the discretion of the administrator. To the extent not inconsistent with the terms of the plan governing non-employee director options, the terms of general awards under the 2000 Equity Incentive Plan apply to non-employee director options.

     Terms and Conditions of General Awards Under the 2000 Equity Incentive Plan. The administrator will select the recipients of awards granted under the 2000 Equity Incentive Plan and will determine the dates, amounts, exercise prices, vesting periods and other relevant terms of the awards. However, only non-employee directors are eligible to receive non-employee director options. In addition, the 2000 Equity Incentive Plan specifies the dates, amounts, exercise prices, vesting periods and other relevant terms of non-employee director options, as summarized above.

          Award Pricing. The administrator will determine the exercise or purchase price of awards granted under the 2000 Equity Incentive Plan except that the provisions of the plan govern the exercise price of non-employee director options. In addition, the exercise price for an incentive stock option must comply with the provisions of Section 422 of the Internal Revenue Code. Section 422 currently provides that the exercise price must not be less than the fair market value of our common stock on the date of grant, and not less than 110% of the fair market value as of the date of grant in the case of a grant to a person owning more than ten percent of the combined voting power of our common stock.

          Award Vesting and Term. The administrator will determine the date or dates on which awards granted under the 2000 Equity Incentive Plan vest and become exercisable except that the provisions of the plan govern the vesting and term of non-employee director options. In addition, the term for an incentive stock option must comply with the provisions of Section 422 of the Internal Revenue Code. Section 422 currently provides that the incentive stock option may not be exercisable after the expiration of ten years from the date of grant, or five years in the case of an incentive stock option granted to a person owning more than ten percent of the combined voting power of our common stock.

          Awards granted under the 2000 Equity Incentive Plan may be exercised at any time after they vest and before the expiration date determined by the administrator, provided that an award is generally exercisable following an award holder's termination of employment only to the extent that the award had become exercisable on or before the date of termination and to the extent that the award is not forfeited under the terms of the plan. Furthermore, in the absence of a specific agreement to the contrary, stock options will generally expire and become unexercisable immediately upon termination of the recipient's employment with us for just cause; 30 days after termination of the recipient's employment with us for any reason other than just cause, death, permanent disability or normal retirement; or 180 days after termination of the recipient's employment with us due to death, permanent disability or normal retirement, unless the term of the options provides for an earlier expiration. The administrator may accelerate the vesting of any options and may also extend the period following termination of employment with us during which options may vest and/or be exercised.

          Other Award Provisions. The administrator will determine any applicable performance criteria, restrictions or conditions of any award.

          Award Payments. A holder of an award may pay cash or any other consideration deemed acceptable by the administrator to pay the exercise price for the award. We may extend or arrange for the extension of credit to any award holder to finance the award holder's purchase of shares upon exercise of the holder's award on terms approved by the administrator, subject to restrictions under applicable laws and regulations, or allow exercise in a broker's transaction in which the exercise price will not be received until after exercise and subsequent sale of the underlying common stock. The administrator may, in its discretion, allow an award holder to pay the exercise price for an award by delivering our common stock.

          Limited Transferability of Awards. Awards are generally not transferable by the recipient during the life of the recipient.

          Awards Documentation. An agreement duly executed on behalf of us and by the recipient or, a confirming memorandum issued by us to the recipient, setting forth such terms and conditions applicable to the award, will evidence awards granted under the 2000 Equity Incentive Plan.

          Rights With Respect to Common Stock. No recipient of an award under the 2000 Equity Incentive Plan or other person will have any right, title or interest in or to any shares of common stock subject to any award or any rights as a stockholder unless the award is duly exercised pursuant to the terms of the 2000 Equity Incentive Plan and the shares of common stock are issued to the recipient upon exercise of the award.

          Plan Provisions Regarding Changes in Control. As of the effective time and date of any change in our control (as defined in the 2000 Equity Incentive Plan), the 2000 Equity Incentive Plan and any of the then outstanding awards (whether or not vested) will automatically terminate unless:

        - provision is made in writing in connection with such transaction for the continuance of the 2000 Equity Incentive Plan and for the assumption of such awards, or for the substitution for such awards of new awards covering the securities of a successor entity or an affiliate thereof with appropriate adjustments as to the number and kind of securities and exercise prices, in which event the 2000 Equity Incentive Plan and such outstanding awards shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or

        - the board of directors otherwise provides in writing for such adjustments as it deems appropriate in the terms and conditions of the then outstanding awards (whether or not vested), including without limitation accelerating the vesting of outstanding awards and/or providing for the cancellation of awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such awards would have been entitled to receive upon consummation of such change in control had such shares been issued and outstanding immediately prior to the effective date and time of the change in control (net of the appropriate option exercise prices).

          If, pursuant to these plan provisions, the 2000 Equity Incentive Plan and the awards terminate by reason of the occurrence of a change in control without provision for any of the actions described in the paragraph above, then any recipient holding outstanding awards shall have the right, at such time immediately prior to the consummation of the change in control as our board of directors shall designate, to exercise the recipient's awards to the full extent not theretofore exercised, including any installments which have not yet become vested.

          Plan Provisions Regarding Section 162(m) the Internal Revenue Code. In general, Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limit on the amount of compensation that may be deducted by us in any tax year with respect to our Chief Executive Officer and our other four most highly compensated employees, including any compensation relating to an award under the 2000 Equity Incentive Plan. To prevent compensation relating to an award under the 2000 Equity Incentive Plan from being subject to the $1,000,000 limit of Internal Revenue Code Section 162(m), the 2000 Equity Incentive Plan provides that no eligible person shall be granted any awards with respect to more than 200,000 shares of common stock in any one calendar year if such grant would otherwise be subject to
     Section 162(m).

          Furthermore, if Internal Revenue Code Section 162(m) would otherwise apply and if the amount of compensation an eligible person would receive under an award is not based solely on an increase in the value of our underlying common stock after the date of grant or award, the administrator can condition the grant, vesting, or exercisability of such an award on the attainment of a preestablished objective performance goal. For this purpose, a preestablished objective performance goal may include one or more of the following performance criteria:

          - cash flow;

          - earnings per share, including earnings before interest, taxes and amortization;

          - return on equity;

          - total stockholder return;

          - return on capital;

     - return on assets or net assets;

     - income or net income;

     - operating margin;

     - return on operating revenue; and/or

     - any similar performance criteria.

TAX INFORMATION

     The following summary of certain federal income tax consequences of the receipt and exercise of awards granted by us is based on the laws and regulations in effect as of the date of this Proxy Statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt and exercise of awards under foreign, state and/or local tax laws, and such tax laws may not correspond to the federal tax treatment described herein. The exact federal income tax treatment of transactions under the 2000 Equity Incentive Plan will vary depending upon the specific facts and circumstances involved.

     Incentive Stock Options. Except as discussed below, a recipient of an incentive stock option generally will not pay tax on the grant or the exercise of the option if the recipient exercises the option while the recipient is our employee or within three months following termination of the recipient's employment (or one year, if termination was due to a permanent disability).

     If the recipient of the incentive stock option sells the shares acquired upon the exercise of the option at any time within one year after the date we transfer those shares to the recipient or two years after the date we grant the incentive stock option to the recipient, then:

     - if the recipient's sales price exceeds the exercise price of the incentive stock option, the recipient will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the exercise price of the incentive stock option; or

     - if the recipient's sales price is less than the exercise price of the incentive stock option, the recipient will recognize a capital loss equal to the excess of the exercise price of the incentive stock option over the sales price of the shares.

     If the recipient sells shares acquired upon exercise of an incentive stock option at any time after the recipient has held the shares for at least one year after the date we transfer the shares to the recipient pursuant to the recipient's exercise of the incentive stock option and at least two years after the date we grant the recipient the incentive stock option, then the recipient will recognize capital gain or loss equal to the difference between the sales price and the exercise price of the incentive stock option. If the recipient is an "insider" (as defined below), the recipient is advised to consult a tax advisor about the possibility of making an election under Section 83(b) of the Internal Revenue Code upon exercise of an incentive stock option.

     The amount by which the fair market value of shares the recipient acquires upon exercise of an incentive stock option exceeds the exercise price on the date of exercise will be included as a positive adjustment in the calculation of the recipient's "alternative minimum taxable income" in the year of exercise. The "alternative minimum tax" will generally equal the amount by which 26% or 28% (depending upon the amount of the recipient's alternative minimum taxable income) of the recipient's alternative minimum taxable income

(reduced by certain exemption amounts) exceeds the recipient's regular income tax liability for the year. Before exercising an incentive stock option, a recipient should determine whether and to what extent exercise of an incentive stock option will result in alternative minimum tax in the year of exercise.

     In the case of an early disposition of shares by a recipient that results in the recognition of ordinary income, we will be entitled to a deduction equal to the tax amount of such ordinary income. If the recipient holds the shares for the requisite period described above and therefore solely recognizes capital gain upon the sale of such shares, we are not entitled to any deduction.

     Non-qualified Stock Options. Our grant of a non-qualified stock option to a recipient is generally not a taxable event for the recipient. Upon the exercise of a non-qualified stock option, the recipient will generally recognize ordinary income equal to the excess of the fair market value of the shares the recipient acquires upon exercise (determined as of the date of exercise) over the exercise price of the non-qualified stock option. We generally will be entitled to deduct as a compensation expense the amount of such ordinary income. The recipient's subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the shares, and these capital gains will be taxable as long term or short term capital gains depending upon the recipient's holding period. If the recipient is an "insider" (as defined below), the recipient is advised to consult a tax advisor about the possibility of making an election under Section 83(b) of the Internal Revenue Code upon exercise of a non-qualified stock option.

     Stock Appreciation Rights and Phantom Stock. Generally, the holder of a stock appreciation right or phantom stock award will recognize ordinary income equal to the amount paid by us under either arrangement on the date the holder receives payment from us. If we place a limit on the amount that will be payable under a stock appreciation right, the holder may recognize ordinary income equal to the value of the holder's right under the stock appreciation right at the time the value of such right equals such limit and the stock appreciation right is exercisable. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the holder.

     Stock Purchase Rights -- Restricted Stock. Under the 2000 Equity Incentive Plan, we are authorized to grant rights to purchase our restricted common stock subject to our right to repurchase such stock at the price paid by the participant if the participant's employment relationship with us terminates prior to the lapse of such repurchase right. In general, there will be no tax consequences to a participant upon the grant of a right to purchase such restricted stock. Instead, the participant will be taxed at ordinary income rates at the time our repurchase rights expire or are removed on an amount equal to the excess of the fair market value of the stock at that time over the amount the participant paid to acquire such stock. A participant who acquires restricted stock, however, may make an election under Section 83(b) of the Internal Revenue Code with respect to such stock. If such an election is timely made, the participant is taxed at ordinary income rates in the year in which the participant acquires the restricted stock. The ordinary income the participant must recognize is equal to the excess of the fair market value of the stock at the time of the participant's acquisition of the stock (determined without regard to the restrictions) over the amount that the participant paid to acquire such stock. If a participant makes a timely election under Section 83(b) of the Internal Revenue Code with respect to restricted stock, the participant generally will not be required to report any additional income with respect to such restricted stock until he disposes of such stock. In the event that a participant forfeits restricted stock with respect to which an election under
Section 83(b) of the Internal Revenue Code has been made, the participant ordinarily will not be entitled to recognize any loss for federal income tax purposes (except to the extent the amount realized by the participant at the time of such forfeiture is less than the participant's purchase price for such stock). We generally will be entitled to a deduction equal to the amount of ordinary income (if any) recognized by a participant with respect to restricted stock for our taxable year in which, or with which, ends the taxable year of the participant in which such ordinary income is recognized.

     Other Awards. In addition to the types of awards described above, the 2000 Equity Incentive Plan authorizes certain other awards that may include payments in cash, our common stock, or a combination of cash and common stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income, and we will be entitled to a deduction, with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment. In general, the sale or grant of stock to a participant under the 2000 Equity Incentive Plan will be a taxable event at the time the participant has an unrestricted right to receive such stock if such stock would not be subject to a substantial risk of forfeiture or would be transferable within the meaning of Section 83 of the Internal Revenue Code in the hands of the participant. (For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture.) In such case, the participant will recognize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the award over the amount, if any, that the participant pays for such stock. Stock that at the time of receipt by a participant is subject to restrictions that constitute a substantial risk of forfeiture and that is not transferable within the meaning of Internal Revenue Code Section 83, generally will be taxed under the rules applicable to restricted stock as described above.

     Withholding. In the event that an optionee or other recipient of an award under the 2000 Equity Incentive Plan is our employee, we ordinarily will be required to withhold applicable federal income taxes with respect to any ordinary income recognized by such optionee or other award recipient in connection with stock options or other awards under the 2000 Equity Incentive Plan.

     Special Rules Applicable to "Insiders." If a recipient of an award is an "insider" (a director, officer or other individual subject to Section 16 of the Exchange Act), the recipient may be required to defer determination of the amount of income and the timing of income recognition in connection with an award under the plan, and the beginning of the holding period for any shares the recipient receives, until the expiration of any period during which the recipient would be restricted from disposing of any shares the recipient received. The recipient will not be required to defer these determinations if the recipient makes a valid election under Section 83(b) of the Internal Revenue Code. If a recipient is an insider, the recipient is advised to consult a tax advisor to determine the tax consequences of exercising options granted to the recipient under the plan.

     Certain Additional Rules Applicable to Awards. The terms of awards granted under the 2000 Equity Incentive Plan may provide for accelerated vesting in connection with a change in control of Diedrich Coffee. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Internal Revenue Code. Under these provisions, a participant will be subject to a 20% excise tax on any "excess parachute payments" and Diedrich Coffee will be denied any deduction with respect to such payment. Participants are advised to consult their tax advisors as to whether accelerated vesting or payment of an award in connection with a change in our control would give rise to an excess parachute payment.

     We generally are entitled to a deduction equal to the ordinary income recognized by a recipient in connection with an award. However, our deduction (including the deduction related to ordinary income recognized by a recipient) for compensation paid to the Chief Executive Officer and the other four most highly compensated employees may be limited to $1,000,000 per person annually. Depending on the nature of the award, all or a portion of the ordinary income attributable to certain awards granted under the 2000 Equity Incentive Plan may be included in the compensation subject to such deduction limitation.

     Special rules will apply in cases where a recipient pays the exercise price of the award or applicable withholding tax obligations under the 2000 Equity Incentive Plan by delivering any of our previously owned common stock or by reducing the number of shares of common stock otherwise issuable pursuant to the award. Participants who contemplate taking any such action are advised to consult with their personal tax advisors regarding the tax consequences of such action.

PARTICIPATION IN THE 2000 EQUITY INCENTIVE PLAN BY EXECUTIVE OFFICERS, DIRECTORS AND OTHER EMPLOYEES; INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Participation in the 2000 Equity Incentive Plan is in the discretion of the administrator, except that non-employee directors automatically receive non-employee director options in accordance with the 2000 Equity Incentive Plan. If Proposal 3 is approved, each of the four current non-employee directors standing for re-election, Messrs. Churm, Goelman, Heeschen and Martin, would receive upon re-election to our board of directors, an automatic grant of an option to purchase up to 5,000 additional shares of our common stock. Each non-employee director will also receive an automatic grant of an option to purchase up to 5,000 additional shares of our common stock immediately following each future annual meeting of stockholders if the non-employee director has served as a director since his or her election or appointment and has been re-elected at any such future annual meeting. Finally, under the 2000 Equity Incentive Plan, each non-employee director will be eligible to receive future awards of other stock options or other types of awards as determined by the compensation committee in its discretion. These awards, if granted, would be in addition to the non-employee director options that non-employee directors automatically receive under the 2000 Equity Incentive Plan.

     Future participation in the 2000 Equity Incentive Plan by executive officers and other employees is not determinable, nor can it be determined what benefits would have been received by or allocated to executive officers and other employees had the plan been in effect for the last completed fiscal year.

     The following table summarizes certain information with respect to benefits that will be received by the directors standing for re-election as non-employee directors:

                               NEW PLAN BENEFITS

                           2000 EQUITY INCENTIVE PLAN

                       NAME                            DOLLAR VALUE      NUMBER OF SHARES
                       ----                            ------------      ----------------
Non-Employee Directors(1)..........................  not determinable(2)      20,000(3)

---------------
(1) Includes all current non-employee directors standing for re-election.

(2) The exercise price for each non-employee director option granted under the 2000 Equity Incentive Plan is the fair market value of our common stock on the date of grant.

(3) Represents the number of shares underlying non-employee director options that will be granted under the 2000 Equity Incentive Plan in the fiscal year ending June 27, 2001 if each of the directors standing for re-election as a non-employee director is re-elected at the 2000 annual meeting of stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of a majority of our shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the 2000 Equity Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL 3.

                                   PROPOSAL 4

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Our board of directors has again selected KPMG LLP to serve as our independent accountants for the fiscal year ending June 27, 2001. KPMG LLP has served as our auditor since January 17, 1997. Representatives of KPMG LLP are expected to be at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

REASONS FOR THE PROPOSAL

     Selection of our independent accountants is not required to be submitted for stockholder approval, but our board of directors is seeking ratification of its selection of KPMG LLP from our stockholders as a matter of good corporate practice. If the stockholders do not ratify this selection, the board of directors will reconsider its selection of KPMG LLP and will either continue to retain this firm or appoint new auditors upon recommendation of the audit committee. Even if the selection is ratified, the audit committee and our board of directors, in their discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of KPMG LLP as our independent accountants for the current fiscal year.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL 4.

                               EXECUTIVE OFFICERS

     The executive officers of Diedrich Coffee, and their ages as of October 20, 2000, are as follows:

                NAME                   AGE                       POSITION(S) HELD
                ----                   ---                       ----------------
J. Michael Jenkins...................  54     President and Chief Executive Officer
Martin R. Diedrich...................  42     Vice Chairman of the Board, Secretary and Chief Coffee
                                              Officer
Matthew C. McGuinness................  40     Executive Vice President and Chief Financial Officer
Gregory MacIsaac.....................  47     Senior Vice President -- Operations
Carl Mount...........................  37     Vice President -- Manufacturing and Purchasing and
                                              Interim President -- Gloria Jean's division
Matthew Kimble.......................  48     Vice President -- Human Resources
Joseph E. Caruso.....................  39     Vice President -- Franchise Sales
Edward A. Apffel.....................  39     Vice President -- Wholesale Sales
Lisa Steere..........................  37     Executive Vice President -- Marketing and Sales,
                                              Gloria Jean's division
Catherine A. Saar....................  41     Vice President -- Marketing

     The following is information regarding those persons currently serving as executive officers of Diedrich Coffee.

     J. Michael Jenkins joined us in September 2000 as our President and Chief Executive Officer. From May 1998 until May 2000, Mr. Jenkins was Chief Executive Officer of Boston Chicken, Inc. Prior to that, from September 1994 to April 1998, Mr. Jenkins was Chief Executive Officer of VICORP Restaurants, Inc.

     Martin R. Diedrich has served as our officer and director since 1985. In April 1997, he became Vice Chairman of the Board and Chief Coffee Officer, as well as continuing as our Corporate Secretary. Before that time, Mr. Diedrich served as Director of Coffee. In addition, he served as Chairman of the Board from January 1996 to April 1997. Mr. Diedrich is an internationally recognized specialty coffee expert who is a frequent speaker at industry and trade association functions.

     Matthew C. McGuinness joined us in March 2000 as Senior Vice President and Chief Financial Officer and was promoted to Executive Vice President in October 2000. Mr. McGuinness was Senior Vice President -- Finance and Chief Financial Officer at Denny's, Inc. from May 1998 to February 2000. From 1991 until May 1998, Mr. McGuinness was Vice President -- Finance and Chief Financial Officer at El Pollo Loco, Inc.

     Gregory MacIsaac joined us in March 2000 as Senior Vice
President -- Operations. Mr. MacIsaac was Vice President -- Operations at Restaurant Concepts, Inc., an Applebees restaurant franchisee, from June 1999 to March 2000. From May 1973 to October 1998, Mr. MacIsaac was Senior Vice President -- Operations at Darden Restaurants, Inc.

     Carl Mount has been our Vice President -- Manufacturing and Purchasing since November 1999. Mr. Mount also has been serving as the Interim
President -- Gloria Jean's division since October 2000. From January 1999 to November 1999, Mr. Mount was a plant manager for the Pepsi Bottling Group in Hayward, California. He served as a Senior Consultant, Manufacturing Services for the Coca-Cola Company in Atlanta, Georgia from July 1998 to January 1999. Prior to this, he served as Group Operations Manager from November 1996 to July 1998, and as Operations Manager from August 1995 to November 1996 for the Coca-Cola Company in Western Turkey and Bursa, Turkey respectively.

     Matthew Kimble has been our Vice President -- Human Resources since our acquisition of Coffee People in July 1999. Mr. Kimble served as Vice President, Human Resources of Coffee People from January 1997 until the acquisition. From 1991 to January 1997, he served as Employment Manager for Thrifty Payless Drug Stores N.W.

     Joseph E. Caruso has been our Vice President -- Franchise Sales since April 2000. From March 1999 to April 2000, Mr. Caruso was Director of Non-Traditional Development at Mrs. Fields Original Cookie Co. based in Salt Lake City, Utah. From August 1993 to October 1998, Mr. Caruso was National Director of Franchise Sales for Hardee's Food Systems, Inc., a division of CKE Restaurants, Inc. based in Rocky Mount, North Carolina.

     Edward A. Apffel has been our Vice President -- Wholesale Sales since April 2000. He served as our Director of Wholesale Sales from June 1997 to April 2000. From January 1996 to June 1997, Mr. Apffel was Director National Wholesale Sales at F. Gavina & Sons, Inc. in Vernon, California. From October 1992 to December 1995, Mr. Apffel was the owner of Red Apple Coffee Co., a coffee consulting firm located in Glendale, California.

     Lisa Steere was appointed Executive Vice President -- Marketing and Sales, Gloria Jean's division in May 2000. Ms. Steere has been responsible for Gloria Jean's marketing since August 1997 and was employed by Coffee People in that capacity prior to its acquisition by us in July 1999. Ms. Steere was Marketing Director for Fresh Express from October 1996 to August 1997. From March 1993 to October 1996, Ms. Steere held several positions with Nestle Beverage Co., including Marketing Director, Consumer Manager and Promotion/Media Manager.

     Catherine A. Saar has been our Vice President -- Marketing since July 1998. Ms. Saar was Vice President -- Marketing and Merchandising for Frame-N-Lens, Inc. from January 1998 to June 1998. From May 1993 to December 1997, Ms. Saar was Director of Corporate Marketing for Smart and Final, Inc. Previously, Ms. Saar held various marketing positions at Taco Bell Corp.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

     In July 1999, we changed our fiscal year end from the Wednesday closest to January 31 to the Wednesday closest to June 30 in connection with our acquisition of Coffee People. The following table sets forth compensation earned during the last three fiscal years, restated as if our fiscal year end occurred on the Wednesday nearest to June 30 in each of 2000, 1999 and 1998, by our Chief Executive Officer during the fiscal year ended June 28, 2000 and our next four most highly compensated persons who were serving as our executive officers on June 28, 2000 and whose total annual salary and bonus for that fiscal year exceeded $100,000. This includes Timothy J. Ryan, who retired from his position as Chief Executive Officer and President in September 2000 and Robert Rodriguez who served as President of Gloria Jean's Gourmet Coffee from July 1999 until his resignation in August 24, 2000. In addition, the table discloses compensation earned during these periods for Ann Wride, who served as our Chief Financial Officer from April 8, 1998 to March 13, 2000 and as our Senior Vice
President -- Strategic Planning from March 13, 2000 until her resignation on April 28, 2000.

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                                               ANNUAL COMPENSATION           ------------
                                         FISCAL YEAR   -----------------------------------    SECURITIES
                                            ENDED                             OTHER ANNUAL    UNDERLYING
      NAME AND PRINCIPAL POSITION           JUNE        SALARY      BONUS     COMPENSATION    OPTIONS(#)
      ---------------------------        -----------   ---------   --------   ------------   ------------
John E. Martin(1)......................     2000       $100,000          --     $72,000             --
  Chairman of the Board                     1999        100,000          --      72,000             --
                                            1998         58,846          --      42,370         850,00
Timothy J. Ryan(2).....................     2000       $223,077    $100,000     $ 7,200         20,000
  Former Chief Executive Officer            1999        200,000          --       7,200             --
  and President                             1998        117,692          --       4,237        600,000
Robert Rodriguez(3)....................     2000       $202,308    $ 30,000          --         50,000
  President -- Gloria Jean's division       1999             --          --          --             --
                                            1998             --          --          --             --
Martin R. Diedrich(4)..................     2000       $139,385          --     $ 4,800         15,000
  Vice Chairman of the Board, Secretary     1999        119,385          --       4,800          4,000
  and Chief Coffee Officer                  1998        100,000          --       4,800             --
Lisa Steere(3).........................     2000       $119,689    $ 17,905          --         20,000
  Executive Vice President -- Marketing
  and                                       1999             --          --          --             --
  Sales, Gloria Jean's division             1998             --          --          --             --
Ann Wride(5)...........................     2000       $102,788          --     $50,000         15,000
  Former Vice President and Chief
  Financial                                 1999        158,077    $ 23,250          --         70,000
  Officer                                   1998         27,423          --          --         54,000

---------------
(1) Mr. Martin's other annual compensation consists of our employment of a full-time executive assistant on his behalf at an annual salary of $72,000. Effective as of October 20, 2000, our board of directors accepted Mr. Martin's offer to transition from executive Chairman of the Board to non-executive Chairman of the Board.

(2) Mr. Ryan's other annual compensation consists of a monthly car allowance of $600. Mr. Ryan resigned from his position as President and Chief Executive Officer effective September 27, 2000. Mr. Jenkins was appointed President and Chief Executive Officer effective September 27, 2000. Accordingly, Mr. Jenkins did not earn or receive any compensation from us in fiscal 2000. Pursuant to his employment agreement, Mr. Jenkins will receive an annual salary of $300,000 per year.

(3) Mr. Rodriguez and Ms. Steere joined us in July 1999. Accordingly, neither person received compensation from us for fiscal years ended June 1998 and June 1999. Mr. Rodriguez resigned from his position as President -- Gloria Jean's division effective August 24, 2000.

(4) Mr. Diedrich's other annual compensation consists of a monthly car allowance of $400.

(5) Ms. Wride's other annual compensation consists of a separation payment of $50,000. Ms. Wride served as our Chief Financial Officer from April 8, 1998 to March 13, 2000, and as our Senior Vice President -- Strategic Planning from March 13, 2000 until her resignation on April 28, 2000. Accordingly, she did not earn a full year of compensation from us in either the year ended June 1998 or in fiscal 2000.

STOCK OPTION GRANTS AND EXERCISES

     The following table sets forth information regarding stock options granted to the following executive officers during the fiscal year ended June 28, 2000 and the restated fiscal year ended June 30, 1999.

                                                             PERCENT OF                             POTENTIAL REALIZABLE
                                                               TOTAL                                  VALUE AT ASSUMED
                                                  NUMBER      OPTIONS                                  ANNUAL RATES OF
                                                    OF        GRANTED                                       STOCK
                                                SECURITIES       TO                                PRICE APPRECIATION FOR
                                      FISCAL    UNDERLYING   EMPLOYEES    EXERCISE                     OPTION TERM(1)
                                     YEAR END    OPTIONS     IN FISCAL      PRICE     EXPIRATION   -----------------------
               NAME                    JUNE     GRANTED(#)      YEAR      ($/SHARE)      DATE        5%($)        10%($)
               ----                  --------   ----------   ----------   ---------   ----------   ----------   ----------
John E. Martin.....................    2000           --         --           --             --           --           --
                                       1999           --         --           --             --           --           --
Timothy J. Ryan(2).................    2000       20,000         3%         5.50       10/26/00     $179,178     $285,312
                                       1999           --         --           --             --           --           --
Robert Rodriguez(3)................    2000       50,000         8%         5.50        9/24/00           --           --
                                       1999           --         --           --             --           --           --
Martin R. Diedrich(4)..............    2000       15,000         2%         5.50        11/3/09     $134,384     $213,984
                                       1999           --         --           --             --           --           --
Lisa Steere(5).....................    2000       20,000         3%         5.50        11/3/09     $179,178     $285,312
                                       1999           --         --           --             --           --           --
Ann Wride(6).......................    2000       15,000         2%         5.50        5/28/00           --           --
                                       1999       50,000        30%         4.88        5/28/00           --           --
                                                  20,000        12%         6.25        5/28/00           --           --

---------------
(1) The potential realizable values listed are based on an assumption that the market price of Diedrich Coffee's common stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. The 5% and 10% assumed rates of appreciation are determined by the rules of the Securities and Exchange Commission and do not represent our estimate of the future market price of Diedrich Coffee common stock.

(2) Mr. Ryan's options were granted on November 3, 1999 under our 1996 Stock Incentive Plan.

(3) Mr. Rodriguez's options were granted on November 3, 1999 under our 1996 Stock Incentive Plan, which options were unexercised and terminated on September 24, 2000, 30 days after his resignation on August 24, 2000.

(4) Mr. Diedrich's options were granted on November 3, 1999 under our 1996 Stock Incentive Plan.

(5) Ms. Steere's options were granted on November 3, 1999 under our 1996 Stock Incentive Plan.

(6) Of the 85,000 options granted to Ms. Wride, 20,000 options were granted on February 23, 1999, 50,000 options were granted on May 4, 1999 and 15,000 options were granted on November 23, 1999. Ms. Wride's options were granted under our 1996 Stock Incentive Plan and all of her options were unexercised and terminated 30 days after her resignation on April 28, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information concerning the number and value of unexercisable options held by the following executive officers on June 28, 2000. None of these executive officers exercised options to purchase common stock during the fiscal year ended June 28, 2000 or the 22 week transitional period ended June 30, 1999.

                                             NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                        UNDERLYING UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                                             AT FISCAL YEAR END(#)              FISCAL YEAR END($)(1)
                                        -------------------------------    -------------------------------
                 NAME                   EXERCISABLE    UNEXERCISABLE(2)    EXERCISABLE    UNEXERCISABLE(2)
                 ----                   -----------    ----------------    -----------    ----------------
John E. Martin........................    550,000          300,000                --                --
Timothy J. Ryan.......................    250,000          370,000                --                --
Robert Rodriguez......................         --           50,000                --                --
Martin R. Diedrich....................      2,000           17,000                --                --
Lisa Steere...........................         --           20,000                --                --
Ann Wride.............................         --               --                --                --

---------------

(1) These amounts represent the difference between the exercise price of the in-the-money options and the market price of our common stock on June 28, 2000. The closing price of our common stock on that day on the Nasdaq National Market was $2.875. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. On June 28, 2000, none of the options were in-the-money.

(2) Future exercisability is subject to a number of factors, including, but not limited to, the optionee remaining employed by us.

EMPLOYMENT AGREEMENTS AND COMPENSATORY ARRANGEMENTS

     The following section describes certain employment agreements and compensatory arrangements between us or our affiliated entities and those who currently serve as our executive officers or as executive officers of our affiliated entities. In addition, it describes certain employment agreements and compensatory arrangements between us or our affiliates and those who served as our executive officers or as executive officers of our affiliates in fiscal year ended June 28, 2000, but are no longer employed with us or our affiliates.

  Employment Agreements and Compensatory Arrangements with Current Executive Officers

     J. Michael Jenkins: The terms of Mr. Jenkins' employment agreement and stock option plan and agreement are described under Proposal 2. A copy of the stock option plan and agreement with Mr. Jenkins is attached hereto as Appendix A.

     Martin R. Diedrich: Mr. Diedrich entered into an employment agreement with Diedrich Coffee, which appointed him as our Chief Coffee Officer beginning as of June 29, 1998. The term of the agreement is three years. The agreement provides for a base salary of $120,000 per annum, increasing to $140,000 per annum beginning in the second year of the agreement, and to $160,000 in the third year. Mr. Diedrich is also entitled to the payment of a monthly car allowance of $400. Mr. Diedrich receives employee benefits consistent with our policies for other senior executives.

     Matthew C. McGuinness: Effective as of March 2000, Mr. McGuinness entered into an employment agreement with us appointing him Senior Vice President and Chief Financial Officer. The agreement provides for a minimum base salary of $206,000 per annum and an annual incentive bonus of up to 50% of base salary based on our performance and Mr. McGuinness' performance against objectives approved by our board of directors. Concurrent with Mr. McGuinness' promotion to Executive Vice President in October 2000, his base salary was increased to $250,000 per annum. He is also entitled to employee benefits that include two weeks of annual vacation leave, reimbursement for all reasonable and necessary travel and other business expenses incurred in connection with the performance of services under the agreement, and the payment of a monthly car allowance of $700. Mr. McGuinness is further entitled to reimbursement of all reasonable relocation expenses incurred by him in relocating to Irvine, California, including a gross-up payment for any taxable reimbursements. If terminated without cause, Mr. McGuinness is entitled to twelve months' salary as severance compensation. Mr. McGuinness also received options to purchase up to 75,000 shares of our common stock at an exercise price equaling the trailing five day average of the price of the common stock from the day of board approval. Such options vest over three years at a rate of 33% per year. Mr. McGuinness receives employee benefits consistent with our policies for other senior executives.

     Gregory MacIsaac: In February 2000, Mr. MacIsaac entered into an employment agreement with us appointing him as our Senior Vice President -- Operations. The agreement provides for a base salary of $175,000 per annum and an annual incentive bonus of up to 25% of base salary based on our performance and Mr. MacIsaac's performance against objectives approved by our board of directors. Mr. MacIsaac is also entitled to employee benefits that include two weeks of annual vacation leave and reimbursement of all reasonable relocation expenses incurred by him in relocating to Irvine, California, including a gross-up payment for any taxable reimbursements. Mr. MacIsaac also received options to purchase up to 50,000 shares of our common stock at an exercise price equaling the trailing five day average of the price of the common stock from the day of board approval. Such options vest over two years at a rate of 50% per year. If terminated without cause, Mr. MacIsaac is entitled to twelve months' salary as severance compensation. Mr. MacIsaac receives employee benefits consistent with our policies for other senior executives.

     Carl Mount: In October 1999, Mr. Mount entered into an employment agreement with us appointing him as our Vice President -- Manufacturing and Purchasing. The agreement provides for a minimum base salary of $140,000 per annum, a signing bonus of $19,000, an annual incentive bonus of up to 25% of base salary based on our performance and Mr. Mount's performance against objectives approved by our board of directors and three weeks of annual vacation leave. In September 2000, his base salary was increased to $175,000 per annum. If terminated without cause, Mr. Mount is entitled to six months' salary as severance compensation. Mr. Mount also received options to purchase up to 20,000 shares of our common stock at an exercise price of $5.50. Such options vest over three years at a rate of 33% per year. Mr. Mount receives employee benefits consistent with our policies for other senior executives.

     Joseph E. Caruso: In February 2000, Mr. Caruso entered into an employment agreement with us appointing him as our Vice President -- Franchise Sales. The agreement provides for a base salary of $120,000 per annum, a signing bonus of $10,000, an annual incentive bonus of up to 15% of the initial area development fee and $1,000 per store as full size franchisee stores open and two weeks of annual vacation leave. The agreement also provides for the reimbursement of all Mr. Caruso's reasonable relocation expenses incurred by him in relocating to Irvine, California, including temporary housing for up to 4 months and a gross-up payment for any taxable reimbursements. If terminated without cause, Mr. Caruso is entitled to six months' salary as severance compensation. Mr. Caruso also received options to purchase up to 20,000 shares of our common stock at an exercise price of $2.88. Such options vest over three years at a rate of 33% per year. Mr. Caruso receives employee benefits consistent with our policies for other senior executives.

     Edward A. Apffel: In May 2000, Mr. Apffel entered into an employment agreement with us appointing him as our Vice President -- Wholesale Operations. The agreement provides for a base salary of $110,000 per annum and an annual incentive bonus of up to 4% of Wholesale Earnings Before Interest, Taxes, Depreciation and Amortization revenue based on the percentage of the total Wholesale Earnings Before Interest, Taxes, Depreciation and Amortization plan that is met. If terminated without cause, Mr. Apffel is entitled to six months' salary as severance compensation. Mr. Apffel also received options to purchase up to 15,000 shares of our common stock at an exercise price of $2.96. Such options vest over three years at a rate of 33% per year. Mr. Apffel receives employee benefits consistent with our policies for other senior executives.

     Lisa Steere: In June 2000, Ms. Steere entered into an employment agreement with Gloria Jean's Gourmet Coffee appointing her as our Executive Vice President -- Marketing and Sales. The agreement provides for a base salary of $150,000 per annum and an annual incentive bonus of up to 25% of base salary based on our performance and Ms. Steere's performance against objectives approved by our board of directors. If terminated without cause, Ms. Steere is entitled to six months' salary as severance compensation. Ms. Steere is also entitled to participate in the executive vice president stock option plan.

     Catherine A. Saar: On May 26, 2000, Ms. Saar entered into an employment agreement with us setting forth the terms of Ms. Saar's continuing employment as our Vice President -- Marketing. The agreement provides for a base salary of $106,400 per annum and an annual incentive bonus of up to 15.75% of base salary based on our performance and Ms. Saar's performance against objectives approved by our board of directors. If Ms. Saar's employment is terminated, we will engage Ms. Saar as a consultant for a minimum of three months after the end of her employment at a minimum billing of 20 hours per month at a minimum rate of $100 per hour. Ms. Saar also received options to purchase up to 20,000 shares of our common stock at an exercise price of $7.75, vesting over two years. Ms. Saar receives employee benefits consistent with our policies for other senior executives.

  Employment Agreements and Compensatory Arrangements with Executive Officers no Longer Employed by Diedrich Coffee

     John E. Martin: Effective as of October 20, 2000, our board of directors accepted Mr. Martin's offer to transition from executive Chairman of the Board to non-executive Chairman of the Board. As of that date, Mr. Martin is no longer entitled to compensation beyond that amount provided to our other non-employee directors and is no longer entitled to the benefits set forth in his letter agreement with us dated as of November 17, 1997. Prior to October 20, 2000, Mr. Martin's employment relationship with us was governed by the letter agreement. The agreement provided for a base salary of $100,000 per year for so long as Mr. Martin continued as Chairman of the Board. Mr. Martin was not eligible to receive employee benefits nor was he entitled to any other compensation to which he would otherwise have been entitled for serving on the board. Our board of directors was permitted to terminate him in its discretion at any time with or without reason. We also agreed to employ a full-time executive assistant on his behalf, reimburse him for all reasonable and necessary travel and other business expenses incurred in connection with the performance of services under the agreement, enter into an indemnification agreement with him in the form provided to each of our other directors and executive officers, and reimburse him for reasonable legal and accounting fees incurred in connection with the negotiation and execution of his agreement in an amount not to exceed $10,000. Finally, the agreement recognized that Mr. Martin's other business interests related to restaurants and provided that we waive any rights or claims to other business opportunities involving the restaurant business which might become available to Mr. Martin, other than opportunities involving the coffeehouse business or other businesses in which the principal activity involves the sale of coffee and coffee beverages.

     On November 17, 1997, Mr. Martin also entered into a stock option plan and agreement with us, which was approved by our stockholders at a special meeting held on January 22, 1998. We granted Mr. Martin options to purchase an aggregate of 850,000 shares of common stock for the purpose of encouraging and rewarding his contributions to our performance and to align Mr. Martin's interests with the interests of our stockholders. Mr. Martin's option agreement provided that options granted to Mr. Martin were exercisable on the earlier of May 15, 2002 or as soon as the closing price of our common stock on the Nasdaq National Market exceeded the respective exercise price for at least seven trading days in any period of ten consecutive trading days, at the following exercise prices:

     - 450,000 shares of common stock at an exercise price of $4.00 per share;

     - 100,000 shares of common stock at an exercise price of $5.00 per share;

     - 150,000 shares of common stock at an exercise price of $8.00 per share;
       and

     - 150,000 shares of common stock at an exercise price of $10.00 per share.

     Of the 850,000 options granted to Mr. Martin, 550,000 options became exercisable. Now that Mr. Martin has transitioned to non-executive Chairman of the Board, pursuant to the terms of Mr. Martin's option agreement, the 300,000 options that had not become exercisable as of October 20, 2000, will continue to become exercisable until they terminate on the first anniversary of that date. The 550,000 options that had become exercisable as of October 20, 2000, will terminate on the first anniversary of that date. The options are not transferable or assignable. Subject to the discretion of our compensation committee, Mr. Martin may pay the exercise price for his options with cash or by delivery of shares of our common stock with a value equal to the exercise price or through a combination of cash and shares.

     Timothy J. Ryan: Effective as of September 27, 2000, Timothy J. Ryan retired after approximately three years of service as our President and Chief Executive Officer. Prior to his retirement, Mr. Ryan's employment relationship with us was governed by a two-year employment agreement with us dated November 17, 1997. The agreement provided for an annual salary of $200,000 per year, a discretionary performance bonus which could be awarded by the compensation committee after twelve months of employment (not to initially exceed 25% of Mr. Ryan's base salary), and employee benefits that included three weeks of annual vacation leave, reimbursement for all reasonable and necessary travel and other business expenses incurred in connection with the performance of services under the agreement, and the payment of a monthly car allowance of $600. The employment agreement could be terminated before the completion of two years in the event of Mr. Ryan's sustained incapacity as defined in the agreement or by us for cause as defined in the agreement. We also were entitled to terminate Mr. Ryan for any other reason, however, in such event, Mr. Ryan would be entitled to receive a severance payment equal to fifty percent of his base salary.

     On November 17, 1997, Mr. Ryan also entered into a stock option plan and agreement with us. Our stockholders approved Mr. Ryan's option agreement at a special meeting held on January 22, 1998. We granted Mr. Ryan options to purchase an aggregate of 600,000 shares of our common stock for the purpose of encouraging and rewarding Mr. Ryan's contributions to our performance and to align Mr. Ryan's interests with the interests of our stockholders. Mr. Ryan's option agreement provided that the options granted to Mr. Ryan were exercisable, at the following exercise prices:

     - 50,000 shares of common stock at an exercise price of $3.50 per share;

     - 75,000 shares of common stock at an exercise price of $4.50 per share;

     - 125,000 shares of common stock at an exercise price of $5.00 per share;

     - 175,000 shares of common stock at an exercise price of $8.00 per share;
       and

     - 175,000 shares of common stock at an exercise price of $10.00 per share.

We granted another 20,000 options to Mr. Ryan on November 3, 1999, at an exercise price of $5.50, under our 1996 Stock Incentive Plan.

     Of the 620,000 options granted to Mr. Ryan, 250,000 options became exercisable. Now that Mr. Ryan has retired, pursuant to the terms of Mr. Ryan's option agreement, the 350,000 options that had not become exercisable as of his retirement date will continue to become exercisable until they terminate on the first anniversary of that date. The 250,000 options that had become exercisable as of his retirement date will terminate on the first anniversary of that date. None of the 20,000 options granted under the 1996 Stock Incentive Plan are exercisable and all will terminate 30 days after his retirement date. The options are not transferable or assignable. Subject to the discretion of our compensation committee, Mr. Ryan may pay the exercise price for his options with cash or by delivery of shares of our common stock with a value equal to the exercise price or through a combination of cash and shares.

     Ann Wride: Effective as of April 28, 2000, Ann Wride resigned as our Senior Vice President -- Strategic Planning. Ms. Wride had previously served as our Chief Financial Officer until March 13, 2000. Prior to her resignation, Ms. Wride's employment was governed by an employment agreement with us entered into on April 8, 1998. The agreement provided for a base salary of $155,000 per annum and an annual incentive bonus of up to 25% of her base salary based on our performance and Ms. Wride's performance against objectives approved by our board of directors. In connection with her separation from us, Ms. Wride received a payment of $50,000. Ms. Wride also received options to purchase up to 50,000 shares of common stock at an exercise price of $5.8125, vesting over two years, which options were unexercised and terminated 30 days after her resignation on April 28, 2000. Ms. Wride received employee benefits consistent with our policies for other senior executives.

     Dolf A. Berle: Effective as of February 1, 2000, Mr. Berle resigned as our Vice President of Franchise Development. Prior to his resignation, Mr. Berle's employment was governed by an employment agreement with us entered into on April 8, 1998. The agreement provided for a base salary of $155,000 per annum and an annual incentive bonus of up to 25% of his base salary based on our performance and Mr. Berle's performance against objectives approved by our board of directors. Mr. Berle also received options to purchase up to 50,000 shares of our common stock at an exercise price of $6.25 vesting over two years, which options were unexercised and terminated 30 days after his resignation on February 1, 2000. Mr. Berle also received employee benefits consistent with our policies for other senior executives.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The compensation committee is composed of Messrs. Churm, Goelman and Heeschen, none of whom are currently our officers or employees. The compensation committee administers our stock option plans and sets compensation levels for our executive officers. Our executive compensation policies and programs are designed to:

     - provide competitive levels of overall compensation that will attract and retain the best executive talent in the industry;

     - motivate executive officers to perform at their highest level;

     - align executive officer and stockholder interests to create stockholder value; and

     - reward executive officers for achievement of corporate and individual objectives.

     To achieve these goals, our compensation committee and board of directors have established an executive compensation program consisting primarily of three integrated components: base salary, annual bonus and stock options.

     Base Salary. Base salaries for executive officers are set by our compensation committee after considering factors such as competitive environment, experience level, position, responsibility and overall contribution of the executive. Base salaries for the executive officers were established in their respective employment agreements.

     Annual Bonus. All executive officers, including the Chief Executive Officer, are eligible to receive an annual bonus. The employment agreements for the executive officers provide for discretionary performance bonuses based upon our performance and the respective executive officer's contribution to this performance, except that Mr. Jenkins' employment agreement provides for a guaranteed $100,000 bonus to be paid on the first anniversary of his employment with us if he remains an employee through that date. The board of directors awarded an annual bonus to Mr. Ryan, our Chief Executive Officer for the fiscal year ended January 27, 1999, because of outstanding performance during the year. This bonus was paid during the fiscal year ended June 28, 2000 but was related to performance during the fiscal year ended January 27, 1999.

     Stock Options. The third component of the compensation program for executive officers is in the form of stock option awards. Our 1996 Stock Incentive Plan and 2000 Equity Incentive Plan provide for long-term incentive compensation for our employees, including executive officers. Stock option awards align the interests of executive officers with those of stockholders by providing them with an equity interest in Diedrich Coffee, thereby providing incentive for the executive officers to maximize stockholder value. Option awards directly tie executive compensation to the value of our stock. Our compensation committee is responsible for determining, subject to the terms of the 1996 Stock Incentive Plan and 2000 Equity Incentive Plan, the individuals to whom grants are made, the timing of grants and the number of shares per grant. The number of shares are determined based upon the individual's position in our company, competitive company practices and the number of unvested shares already held by the individual. Stock options are generally granted with an exercise price equal to the fair market value of our common stock on the date of grant. During the fiscal year ended June 28, 2000, our compensation committee granted stock options to approximately 185 employees. This was a wider employee base than in past years due to the addition of employees who joined us as part of the Coffee

People acquisition. The goal of the compensation committee was to ensure that employees were focused on increasing stockholder value. The group included the majority of corporate office employees at the level of manager and above, as well as general managers at the coffeehouse level.

     Chief Executive Officer. Mr. Ryan served as our Chief Executive Officer until his retirement on September 26, 2000. The terms of Mr. Ryan's employment agreement and stock option plan and agreement are described above under "-- Employment Agreements and Compensatory Arrangements." In September 2000, we hired Mr. Jenkins to replace Mr. Ryan. We entered into an employment agreement as well as a stock option plan and agreement with Mr. Jenkins. Our stockholders are being asked to approve the Stock Option Plan and Agreement at the annual meeting that is the subject of this Proxy Statement. The terms of Jenkins' employment agreement and stock option plan and agreement are described under Proposal 2. The process of establishing the Chief Executive Officer's compensation parallels the process and criteria used in establishing compensation levels for other executive officers.

     Policy with Respect to Internal Revenue Code Section 162(m). In 1993, the Internal Revenue Code was amended to add Section 162(m). Section 162(m) and the regulations thereunder place a limit of $1 million on the amount of compensation that may be deducted by us in any year with respect to certain of our most highly compensated officers. Section 162(m) does not, however, disallow a deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. At the present time, our executive officer compensation levels, other than "performance-based compensation," do not exceed $1 million. Our compensation committee and board of directors plan to take such actions in the future to minimize the loss of tax deductions related to compensation as they deem necessary and appropriate in light of specific compensation objectives.

                                          Respectfully submitted,

                                          Peter Churm
                                          Paul C. Heeschen
                                          Lawrence Goelman

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended June 28, 2000, our compensation committee consisted of Messrs. Churm, Goelman and Heeschen. No member of the compensation committee was, at any time during the fiscal year ended June 28, 2000, during the 22 week transition period ended June 30, 1999 or at any other time, an officer or employee of our company. There are no compensation committee interlocks between us and other entities involving our executive officers and board members who serve as executive officers or board members of these other entities.

                    STOCK PERFORMANCE MEASUREMENT COMPARISON

     The following graph shows a comparison of the cumulative total returns for the period beginning on September 12, 1996, the date our common stock was first publicly traded, and ending on June 28, 2000 for:

     - our common stock;

     - the Total Return Index for the Nasdaq Stock Market (U.S. companies); and

     - the Total Return Index for Nasdaq Retail Trade Stocks.

     Each of the above returns assumes an initial value of $100 and reinvestment of dividends. Although the graph would normally cover a five-year period, our common stock has been publicly traded only since September 12, 1996, so the graph begins on that date. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

                              [PERFORMANCE GRAPH]

                                                      INVESTMENT VALUE
                             ------------------------------------------------------------------
                             09/12/1996    07/02/1997    07/01/1998    06/30/1999    06/28/2000
                             ----------    ----------    ----------    ----------    ----------
Diedrich Coffee, Inc.....      $100.0        $ 36.2        $ 95.0        $ 95.8        $ 39.4
Nasdaq Stock Market (U.S.
  Companies).............      $100.0        $124.8        $164.5        $234.2        $343.5
Nasdaq Retail Trade
  Stocks.................      $100.0        $103.2        $139.2        $133.4        $ 86.8

                 CERTAIN TRANSACTIONS REGARDING DIEDRICH COFFEE

     On April 6, 1999, we entered into a $1,000,000 loan agreement and security agreement with Amre A. Youness, one of our former directors and the beneficial owner of approximately 3.8% of the outstanding shares of our common stock. Under the loan agreement, all outstanding principal and interest was due and payable on April 6, 2000. The loan was secured by our assets with interest accruing and paid monthly at the prime rate plus 3%. We repaid the loan on July 8, 1999. In connection with the loan agreement, we issued warrants to Mr. Youness to purchase 70,000 shares of our common stock at a price of $5.625 per share. Mr. Youness' warrants will not expire until April 6, 2004.

     In connection with the acquisition of Coffee People in July 1999, we and certain of our affiliates entered into a voting agreement with Second Cup pursuant to which all parties agreed to nominate and vote for a director nominee identified by Second Cup in any subsequent stockholder meeting where directors were to be elected. On October 6, 2000, Second Cup notified us that it was irrevocably waiving its right to designate a director as provided in this voting agreement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of October 20, 2000, by:

     - each person or group of affiliated persons who we know owns beneficially 5% or more of our common stock;

     - each of our directors and nominees;

     - each of our executive officers or former executive officers listed in the summary compensation table; and

     - all of our directors and executive officers as a group.

     Percentage of ownership is calculated as required by Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table below includes the number of shares underlying options that are exercisable within 60 days after October 20, 2000.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL         PERCENT
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)             OWNERSHIP(2)      OF CLASS(2)
          ---------------------------------------             ------------      -----------
D.C.H., L.P. ...............................................   1,430,760(3)        11.3%
  450 Newport Center Drive
  Suite 450
  Newport Beach, CA 92660
The Second Cup, Ltd. .......................................   1,044,495            8.3%
  175 Bloor Street East, Suite 801
  South Tower
  Toronto, Ontario M4W 3R8 Canada
Paul C. Heeschen............................................   1,833,346(4)        14.5%
John E. Martin..............................................   1,258,533(5)         9.3%
Martin R. Diedrich..........................................     662,107(6)         5.2%
Timothy J. Ryan.............................................     636,034(7)         4.8%
Lawrence Goelman............................................     116,700(8)           *
Peter Churm.................................................      50,000(9)           *
Robert Rodriguez............................................       7,000              *
Lisa Steere.................................................       6,667              *
Ann Wride...................................................           0              *
All directors and executive officers as a group (15
  persons)..................................................   4,636,138(10)       36.7%

---------------
  *  Less than 1%

 (1) Unless otherwise indicated, the address of each person in this table is c/o Diedrich Coffee, Inc., 2144 Michelson Drive, Irvine, California 92612.

 (2) Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof within 60 days of October 20, 2000 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

 (3) Paul C. Heeschen, one of our directors, is the sole general partner of this limited partnership with voting and investment power as to all shares beneficially owned by the limited partnership.

 (4) Includes 1,430,760 shares beneficially owned by D.C.H., L.P., 246,317 shares beneficially owned by Redwood Enterprises VI, L.P. and 103,900 shares beneficially owned by Sequoia Enterprises L.P. Mr. Heeschen is the sole general partner of each of these limited partnerships with voting and investment power as to all of such shares. Also includes 7,369 shares owned personally by Mr. Heeschen, 20,000 shares held personally by Mr. Heeschen subject to options that are exercisable within 60 days and 25,000 shares held by the Palm Trust, of which Mr. Heeschen is a co-trustee with shared voting and investment power as to all of such shares.

 (5) Includes 850,000 shares subject to options that are exercisable within 60 days.

 (6) Includes 7,000 shares subject to options that are exercisable within 60 days.

 (7) Includes 606,667 shares subject to options that are exercisable within 60 days.

 (8) Includes 104,000 shares subject to options that are exercisable within 60 days. This number does not include the 85,000 shares subject to warrants held by the Virginia R. Cirica Trust. Ms. Cirica is Mr. Goelman's wife. Mr. Goelman disclaims any beneficial interest in the Virginia R. Cirica Trust, except to the extent to which Mr. Goelman is a contingent beneficiary under the terms of that trust.

 (9) Includes 30,000 shares subject to options that are exercisable within 60 days.

(10) Excludes the 7,000 shares beneficially owned in the aggregate by Mr. Rodriguez and Ms. Wride who were no longer executive officers of Diedrich Coffee on October 20, 2000. Includes 1,648,001 shares subject to options that are exercisable within 60 days.

                               OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These Section 16(a) reporting persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from Section 16(a) reporting persons that no other reports were required, we believe that during our fiscal year ended June 28, 2000 and the 22 week transitional period from January 28, 1999 through June 30, 1999, all Section 16(a) reporting persons complied with all applicable filing requirements except as follows:

     We recently reevaluated our Section 16(a) reporting persons and determined that Carl Mount, Matthew Kimble, Joseph E. Caruso, Edward A. Apffel and Lisa Steere should file reports under Section 16(a). These officers have not previously filed reports under Section 16(a) and may have engaged in transactions involving our common stock or stock options that should have been reported on Section 16(a) forms. Each such officer is in the process of completing and filing a Form 3. If we had considered these officers to be
Section 16(a) reporting persons at an earlier time, there may have occurred transactions for which Section 16(a) reports should have been filed.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of independent accounts recommended by the audit committee and selected by our board of directors for the fiscal year ending June 27, 2001 is KPMG LLP. The board of directors expects that the representatives of KPMG LLP will be present at the meeting, will be given an opportunity to make a statement at such meeting if they desire to do so and will be available to respond to appropriate questions.

INCORPORATION BY REFERENCE

     In our filings with the Securities and Exchange Commission, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, so that information should be considered as part of the filing that you are reading. Our 2000 Annual Report is incorporated by reference. Based on Securities and Exchange Commission regulations, the stock performance graph on page 28 of this proxy statement and the Compensation Committee Report on page 26 specifically are not incorporated by reference into any other filings with the Securities and Exchange Commission.

     This proxy statement is sent to you as part of the proxy materials for the 2000 annual meeting of stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

AVAILABILITY OF ADDITIONAL INFORMATION

     Copies of our 2000 Annual Report (which includes the Annual Report (Form 10-K) filed with the Securities and Exchange Commission) have been distributed to stockholders. Additional copies and additional information are available without charge from Investor Relations, Diedrich Coffee, Inc., 2144 Michelson Drive, Irvine, California 92612.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL STOCKHOLDERS' MEETING

     Stockholders who wish to have proposals for action at our 2001 Annual Meeting of Stockholders considered for inclusion in next year's proxy statement and form of proxy must cause their proposals to be received in writing by us at our address set forth on the first page of this proxy statement no later than June 27, 2001 (120 days prior to the day we mailed this proxy statement). Such proposals should be addressed to our Corporate Secretary, and may be included in next year's proxy materials if they comply with the rules and regulations promulgated by the Securities and Exchange Commission. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in our bylaws.

                                 OTHER MATTERS

     Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By order of the board of directors

                                          /s/ John E. Martin

                                          John E. Martin
                                          Chairman of the Board

Irvine, California
October 26, 2000

                                   APPENDICES

                                                                      APPENDIX A


             STOCK OPTION PLAN AND AGREEMENT WITH J. MICHAEL JENKINS

        This Stock Option Plan and Agreement (this "AGREEMENT"), is made effective as of September 22, 2000 (the "EFFECTIVE DATE"), by and between Diedrich Coffee, Inc., a Delaware corporation (the "COMPANY") and J. Michael Jenkins (the "GRANTEE").

                                    RECITALS

        A. The Company has agreed to employ Grantee under terms and conditions set forth in that certain letter agreement dated September 22, 2000 (the "EMPLOYMENT AGREEMENT"), by and between the Company and Grantee.

        B. Under the Employment Agreement, the Company has agreed to grant to Grantee options to purchase 500,000 shares of Company common stock, $0.01 par value per share (the "COMMON STOCK"), as of the Effective Date, for the purpose of encouraging and rewarding Grantee's contributions to the performance of the Company and aligning Grantee's interests with the interests of the Company's stockholders.

                                   AGREEMENT

        NOW, THEREFORE, to evidence the grant of options by the Company and to set forth the terms and conditions of the grant of options, the Company and Grantee hereby agree as follows:

        1. DEFINITIONS. The following terms, as used in this Agreement, have the meanings ascribed to them in this Section 1.

               (a) "BOARD" means the Board of Directors of the Company.

               (b) "CHANGE OF CONTROL" means (i) any merger or consolidation in which the Company is not the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the Company's Common Stock immediately prior to such transaction); (ii) the sale of all or substantially all of the Company's assets to any other person or entity (other than a wholly-owned subsidiary); (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Exchange Act); (iv) the dissolution or liquidation of the Company; or (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board.

               (c) "CLOSING PRICE" means the closing price on any given trading day of the Common Stock on the Nasdaq National Market (or any subsequent exchange or market system upon which the Company's Common Stock is principally traded) as reported in the Transaction Index of the Wall Street Journal.

               (d) "COMPENSATION COMMITTEE" means the Compensation Committee of the Board.

               (e) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               (f) "EXERCISE DATE" means any date on which Grantee exercises Options.

               (g) "EXERCISE DATE VALUE" means the product of: (i) the number of shares of Common Stock delivered to the Company and (ii) the Closing Price of the Common Stock on the Exercise Date.

               (h) "EXERCISE SHARES" means those shares of Common Stock with respect to which Options are being exercised.

               (i) "OPTIONS" means non-qualified options to purchase shares of Common Stock granted under this Agreement.

               (j) "SECURITIES ACT" means the Securities Act of 1933, as amended.

        2. GRANT OF OPTIONS. The Company hereby grants to Grantee, effective as of the September 22, 2000, Options to purchase up to 500,000 shares of Common Stock on the terms and subject to the conditions set forth herein.

        3. EXERCISABILITY AND EXERCISE PRICES. The Options will become exercisable as follows:

               (a) The Company shall seek approval of the terms of this Agreement and the grant of the Options hereunder from the Company's stockholders at the Company's next annual meeting. Notwithstanding any provision contained in this Agreement or the Employment Agreement to the contrary, none of the Options granted hereunder will become exercisable until stockholders of the Company approve the terms of this Agreement and the grant of the Options hereunder.

               (b) The Options will become exercisable in four equal installments on each of the first four anniversary dates of the Effective Date, at an option exercise price of $1.75 per share.

               (c) Notwithstanding the foregoing, the Options will fully vest and become immediately exercisable upon a Change of Control; provided, however, that such Options will terminate and become unexercisable on the earlier of the Expiration Date or the first (1st) anniversary of the date of the Change of Control.

        4.     TERMINATION OF OPTIONS.

               (a) Unless an earlier termination date occurs as specified in
Section 4(b), the Options will expire and become unexercisable (whether or not then exercisable) on the tenth (10th) anniversary of the Effective Date (the "EXPIRATION DATE").

               (b) If Grantee's employment with the Company is terminated by the Company for Cause (as such term is defined in the Employment Agreement) prior to the Expiration Date or by the Grantee for any reason prior to the Expiration Date: (i) all Options that have not otherwise become exercisable as of the date of the termination of Grantee's employment will immediately terminate and become unexercisable; and
(ii) all Options that have become exercisable will terminate and become unexercisable on and after the date sixty (60) days following the date of the termination of Grantee's employment.

               (c) If Grantee's employment with the Company is terminated for any reason other than as set forth in Section 4(b) hereof: (i) all Options that have not otherwise become exercisable as of the date of the termination of Grantee's employment will continue to become exercisable pursuant to Section 3; provided, however, that such Options will terminate and become unexercisable on the earlier of the Expiration Date or the first (1st) anniversary of the date of the termination of Grantee's employment; and (ii) all Options that have become exercisable as of the date of the termination of Grantee's employment will terminate and become unexercisable on the earlier of the Expiration Date or the first (1st) anniversary of the date of the termination of Grantee's employment.

        5. REGISTRATION OF OPTIONS. Promptly after execution of this Agreement, the Company, at its expense, shall file a registration statement on Form S-8 to register the issuance and exercise of the Options.

        6. RESTRICTIONS ON EXERCISE. Notwithstanding anything to the contrary in this Agreement, the Options may not be exercised, and no Exercise Shares shall be issued: (a) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of options shall have been secured and (b) unless all applicable federal, state and local tax withholding requirements shall have been satisfied. The Company shall use commercially reasonable efforts to obtain the consents and approvals referred to in this Section 6(a) so as to permit the Options to be exercised.

        7. NON-TRANSFERABILITY OF OPTIONS. None of the Options are assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of Grantee upon his death, provided that the deceased Grantee's beneficiary or the representative of his estate acknowledge and agree in writing, in a form reasonably acceptable to the Compensation Committee to be bound by this Agreement as if such beneficiary or the estate were Grantee.

        8. WITHHOLDING. Whenever shares of Common Stock are to be issued pursuant to the exercise of Options, the Compensation Committee may require the recipient of the shares of Common Stock to remit to the Company an amount sufficient to satisfy any applicable federal, state and local tax withholding requirements. Upon request by Grantee, the Company may also withhold shares of Common Stock to satisfy applicable withholding requirements, subject to any rules adopted by the Compensation Committee regarding compliance with applicable law, including, but not limited to, Section 16(b) of the Exchange Act.

        9.     MANNER OF EXERCISE.

               (a) To the extent that the Options have become and remain exercisable as provided in Sections 3 and 4, and subject to such reasonable administrative regulations as the

Compensation Committee may adopt, the Options may be exercised, by written notice to the Compensation Committee, specifying the number of Exercise Shares and the Exercise Date. On or before the Exercise Date, Grantee shall deliver to the Company full payment for the Options being exercised in cash, or cash equivalent satisfactory to the Compensation Committee, and in an amount equal to the aggregate purchase price for the Exercise Shares.

               (b) Subject to the discretion of the Compensation Committee, Grantee may, in lieu of cash, either: (i) deliver shares of Common Stock having an Exercise Date Value equal to the purchase price of the Exercise Shares; or
(ii) deliver a combination of cash and shares of Common Stock with an aggregate value and Exercise Date Value equal to the purchase price of the Exercise Shares, subject to such rules and regulations as may be adopted by the Compensation Committee to provide for the compliance of such payment procedure with applicable law, including Section 16(b) of the Exchange Act.

               (c) The Compensation Committee may require Grantee to furnish or execute such other documents as the Compensation Committee reasonably deems necessary: (i) to evidence such exercise and (ii) to comply with or satisfy the requirements of the Securities Act, applicable state securities laws or any other law.

        10. NO RIGHTS AS STOCKHOLDER. Grantee will have no voting or other rights as a stockholder of the Company with respect to any shares of Common Stock covered by the Options until the exercise of such Options and the issuance of a certificate or certificates to him for such shares of Common Stock. No adjustment will be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

        11. CAPITAL ADJUSTMENTS. The number and any applicable option price of the shares of Common Stock covered by the Options will be proportionately and appropriately adjusted by the Compensation Committee to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company. Subject to any required action by the stockholders of the Company, in any merger, consolidation, reorganization, exchange of shares, liquidation or dissolution, the Options will pertain to the securities and other property, if any, that a holder of the number of shares of Common Stock covered by the Options would have been entitled to receive in connection with such event.

        12. NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, or Grantee, as the case may be, at the address of the Company's principal executive office. All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

        13. BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

        14. AMENDMENT. This Agreement may be amended, modified or supplemented only by a written instrument executed by Grantee and the Company.

        15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

        16. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the date first above written.

                               DIEDRICH COFFEE, INC.,
                               a Delaware corporation

                               /s/ Matthew C. McGuinness
                               -------------------------------------------------
                               MATTHEW C. MCGUINNESS
                               Senior Vice President and Chief Financial Officer


                               THE GRANTEE

                               /s/ J. Michael Jenkins
                               -------------------------------------------------
                               J. MICHAEL JENKINS

                                                                      APPENDIX B


                              DIEDRICH COFFEE, INC.
                           2000 EQUITY INCENTIVE PLAN



                                    ARTICLE I
                                 PURPOSE OF PLAN

        The Company has adopted this Plan to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, to encourage and reward their contributions to the performance of the Company, and to align their interests with the interests of the Company's stockholders. Capitalized terms not otherwise defined herein have the meanings ascribed to them in Article IX.

                                   ARTICLE II
                         EFFECTIVE DATE AND TERM OF PLAN

2.1     TERM OF PLAN.

        This Plan became effective as of the Effective Date and will continue in effect until the Expiration Date, at which time this Plan will automatically terminate.

2.2     EFFECT ON AWARDS.

        Awards may be granted only during the Plan Term, but each Award properly granted during the Plan Term will remain in effect after the Expiration Date until such Award has been exercised, terminated or expired in accordance with its terms and the terms of this Plan.

                                   ARTICLE III
                             SHARES SUBJECT TO PLAN

3.1     NUMBER OF SHARES.

        The maximum number of shares of Common Stock that may be issued pursuant to Awards under this Plan is 750,000, subject to adjustment as set forth in
Section 3.4.

3.2     SOURCE OF SHARES.

        The Common Stock to be issued under this Plan will be made available, at the discretion of the Administrator, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including without limitation shares purchased on the open market.

3.3     AVAILABILITY OF UNUSED SHARES.

        Shares of Common Stock subject to unexercised portions of any Award that expire, terminate or are canceled, and shares of Common Stock issued pursuant to an Award that are reacquired by the Company pursuant to this Plan or the terms of the Award under which such shares were issued, will again become available for the grant of further Awards under this Plan as part of the shares available under Section 3.1. However, if the exercise price of, or withholding taxes incurred in connection with, an Award is paid with shares of Common Stock, or if shares of Common Stock otherwise issuable pursuant to Awards are withheld by the Company in satisfaction of an exercise price or the withholding taxes incurred in connection with any exercise or vesting of an Award, then the number of shares of Common Stock available for issuance under the Plan will be reduced by the gross number of shares for which the Award is exercised or for which it vests, as applicable, and not by the net number of shares of Common Stock issued to the holder of such Award.

3.4     ADJUSTMENT PROVISIONS.

               (a) Adjustments. If the Company consummates any Reorganization in which holders of shares of Common Stock are entitled to receive in respect of such shares any additional shares or new or different shares or securities, cash or other consideration (including, without limitation, a different number of shares of Common Stock), or if the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities through merger, consolidation, sale or exchange of assets of the Company, reorganization, recapitalization, reclassification, combination, stock dividend, stock split, reverse stock split, spin-off, or similar transaction then, subject to Section 8.1, an appropriate and proportionate adjustment shall be made by the Administrator in its discretion in: (i) the maximum number and kind of shares subject to this Plan as provided in Section 3.1; (ii) the number and kind of shares or other securities subject to then outstanding Awards; (iii) the price for each share or other unit of any other securities subject to, or measurement criteria applicable to, then outstanding Awards; and/or (iv) the number and kind of shares or other securities to be issued as Non-Employee Director Options.

               (b) No Fractional Interests. No fractional interests will be issued under the Plan resulting from any adjustments.

               (c) Adjustments Related to Company Stock. To the extent any adjustments relate to stock or securities of the Company, such adjustments will be made by the Administrator, whose determination in that respect will be final, binding and conclusive.

               (d) Right to Make Adjustment. The grant of an Award will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

               (e) Limitations. No adjustment to the terms of an Incentive Stock Option may be made unless such adjustment either: (i) would not cause the Option to lose its status as an Incentive Stock Option; or (ii) is agreed to in writing by the Administrator and the Recipient.

3.5     RESERVATION OF SHARES.

        The Company will at all times reserve and keep available shares of Common Stock equaling at least the total number of shares of Common Stock issuable pursuant to all outstanding Awards.

                                   ARTICLE IV
                             ADMINISTRATION OF PLAN

4.1     ADMINISTRATOR.

               (a) Plan Administration. Subject to the provisions of Section 4.1(b), this Plan will be administered by the Board and may also be administered by a Committee of the Board appointed pursuant to Section 4.1(b).

               (b) Administration by Committee. The Board in its sole discretion may from time to time appoint a Committee of not less than two (2) Board members with authority to administer this Plan in whole or part and, subject to applicable law, to exercise any or all of the powers, authority and discretion of the Board under this Plan. As long as the Company has a class of equity securities registered under Section 12 of the Exchange Act, this Plan will be administered by a Committee of not less than two (2) Board members appointed by the Board in its sole discretion from time to time, each of whom is (i) a Non-Employee Director, and (ii) an "Outside Director" as defined in the regulations adopted under Section 162(m) of the IRC. The Board may from time to time increase or decrease (but not below two (2)) the number of members of the Committee, remove from membership on the Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise. Unless otherwise required by this Section 4.1(b), the Board may disband the Committee at any time.

4.2     AUTHORITY OF ADMINISTRATOR.

               (a) Authority to Interpret Plan. Subject to the express provisions of this Plan, the Administrator will have the power to implement, interpret and construe this Plan and any Awards and Award Documents or other documents defining the rights and obligations of the Company and Recipients hereunder and thereunder, to determine all questions arising hereunder and thereunder, and to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable. The interpretation and construction by the Administrator of any provisions of this Plan or of any Award or Award Document, and any action taken by, or inaction of, the Administrator relating to this Plan or any Award or Award Document, will be within the discretion of the Administrator and will be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Administrator may act in its discretion in matters related to this Plan and any and all Awards and Award Documents.

               (b) Authority to Grant Awards. Subject to the express provisions of this Plan, the Administrator may from time to time in its discretion select the Eligible Persons to whom, and the time or times at which, Awards will be granted or sold, the nature of each Award, the number of shares of Common Stock or the number of rights that make up or underlie each Award, the exercise price and period (if applicable) for the exercise of each Award, and such other terms and conditions applicable to each individual Award as the Administrator may determine. Any and all terms and conditions of Awards may be established by the Administrator without regard to existing Awards or other grants and without incurring any obligation of the Company in respect of subsequent Awards. The Administrator may grant at any time new Awards to an Eligible Person who has previously received Awards or other grants (including other stock options) regardless of the status of such other Awards or grants. The Administrator may grant Awards singly or in combination or in tandem with other Awards as it determines in its discretion.

               (c) Procedures. Subject to the Company's charter or bylaws or any Board resolution conferring authority on the Committee, any action of the Administrator with respect to the administration of this Plan must be taken pursuant to a majority vote of the authorized number of members of the Administrator or by the unanimous written consent of its members; provided, however, that (i) if the Administrator is the Committee and consists of two (2) members, then actions of the Administrator must be unanimous, and (ii) actions taken by the Board will be valid if approved in accordance with applicable law.

4.3     NO LIABILITY.

        No member of the Board or the Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award except in circumstances constituting bad faith of such member.

4.4     AMENDMENTS.

               (a) Plan Amendments. The Administrator may at any time and from time to time in its discretion, insofar as permitted by applicable law, rule or regulation and subject to Section 4.4(c), suspend or discontinue this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Awards, including those granted before such revision or amendment. Without limiting the generality of the foregoing, the Administrator is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including the Securities Act, the Exchange Act, the IRC, or the rules of any exchange or market system upon which the Common Stock is listed or trades, or any rules or regulations promulgated thereunder. No stockholder approval of any amendment or revision will be required unless such approval is required by applicable law, rule or regulation.

               (b) Award Amendments. The Administrator may at any time and from time to time in its discretion, but subject to Section 4.4(c) and compliance with applicable statutory or administrative requirements, accelerate or extend the vesting or exercise period of any Award as a whole or in part, adjust or reduce the purchase or exercise price of an Award either by cancellation of such Award and the granting of a new Award at such modified purchase or exercise price or by amending the terms of the Award to reflect such a modified purchase or exercise price, and make such other modifications in the terms and conditions of an Award as it deems advisable.

               (c) Limitation. Except as otherwise provided in this Plan or in the applicable Award Document, no amendment, revision, suspension or termination of this Plan or an outstanding Award that would cause an Incentive Stock Option to cease to qualify as such or that would alter, impair or diminish in any material respect any rights or obligations under any Award theretofore granted under this Plan may be effected without the written consent of the Recipient to whom such Award was granted.

4.5     OTHER COMPENSATION PLANS.

        This Plan supersedes and replaces the Company's Amended and Restated 1996 Stock Incentive Plan and the Company's 1996 Non-Employee Directors Stock Option Plan, but the adoption of this Plan will not affect any other stock option, incentive or other compensation plans in effect from time to time for the Company, and this Plan will not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by stockholders. Notwithstanding the fact that this Plan supersedes and replaces the Company's Amended and Restated 1996 Stock Incentive Plan and the Company's 1996 Non-Employee Directors Stock Option Plan, this plan does not affect in any way, any outstanding award grants made under such other plans prior to the Effective Date.

4.6     PLAN BINDING ON SUCCESSORS.

        This Plan will be binding upon the successors and assigns of the Company.

4.7     REFERENCES TO SUCCESSOR STATUTES, REGULATIONS AND RULES.

        Any reference in this Plan to a particular statute, regulation or rule will also refer to any successor provision of such statute, regulation or rule.

4.8     INVALID PROVISIONS.

        In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability is not to be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions are to be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.

4.9     GOVERNING LAW.

        This Plan will be governed by and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

4.10    INTERPRETATION.

        Headings herein are for convenience of reference only, do not constitute a part of this Plan, and will not affect the meaning or interpretation of this Plan. References herein to Sections or Articles are references to the referenced Section or Article hereof, unless otherwise specified.

                                    ARTICLE V
                            GENERAL AWARD PROVISIONS

5.1     PARTICIPATION IN PLAN.

               (a) Eligibility to Receive Awards. A person is eligible to receive grants of Awards if, at the time of the grant of the Award, such person is an Eligible Person or has received an offer of employment from the Company, provided, however, that only Non-Employee Directors are eligible to receive Non-Employee Director Options, and provided further, that Awards granted to a person who has received an offer of employment will terminate and be forfeited without consideration if the employment offer is not accepted within such time as may be specified by the Company. Status as an Eligible Person will not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally.

               (b) Eligibility to Receive Incentive Stock Options. Incentive Stock Options may be granted only to Eligible Persons meeting the employment requirements of Section 422 of the IRC.

               (c) Awards to Foreign Nationals. Notwithstanding anything to the contrary herein, the Administrator may, in order to fulfill the purposes of this Plan, modify grants of Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

5.2     AWARD DOCUMENTS.

        Each Award must be evidenced by an agreement duly executed on behalf of the Company and by the Recipient or, in the Administrator's discretion, a confirming memorandum issued by the Company to the Recipient, setting forth such terms and conditions applicable to the Award as the Administrator may in its discretion determine. Awards will not be deemed made or binding upon the Company, and Recipients will have no rights thereto, until such an agreement is entered into between the Company and the Recipient or such a memorandum is delivered by the Company to the Recipient, but an Award may have an effective date prior to the date of such an agreement or memorandum. Award Documents may be (but need not be) identical and must comply with and be subject to the terms and conditions of this Plan, a copy of which will be provided to each Recipient and incorporated by reference into each Award Document. Any Award Document may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administrator. In case of any conflict between this Plan and any Award Document, this Plan shall control.

5.3     PAYMENT FOR AWARDS.

               (a) Payment of Exercise Price. The exercise price or other payment for an Award is payable upon the exercise of a Stock Option or upon other purchase of shares pursuant to an Award granted hereunder by delivery of legal tender of the United States or payment of such other consideration as the Administrator may from time to time deem acceptable in any particular instance; provided, however, that the Administrator may, in the exercise of its discretion, allow exercise of an Award in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise.

               (b) Company Assistance. The Company may assist any person to whom an Award is granted (including, without limitation, any officer or director of the Company) in the payment of the purchase price or other amounts payable in connection with the receipt or exercise of that Award, by lending such amounts to such person on such terms and at such rates of interest and upon such security (if any) as may be consistent with applicable law and approved by the Administrator. In case of such a loan, the Administrator may require that the exercise be followed by a prompt sale of some or all of the underlying shares and that a portion of the sale proceeds be dedicated to full payment of the exercise price and amounts required pursuant to Section 5.10.

               (c) Cashless Exercise. If permitted in any case by the Administrator in its discretion, the exercise price for Awards may be paid by capital stock of the Company delivered in transfer to the Company by or on behalf of the person exercising the Award and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Administrator; or retained by the Company from the stock otherwise issuable upon exercise or surrender of vested and/or exercisable Awards or other equity awards previously granted to the Recipient and being exercised (if applicable) (in either case valued at Fair Market Value as of the exercise date); or such other consideration as the Administrator may from time to time in the exercise of its discretion deem acceptable in any particular instance.

               (d) No Precedent. Recipients will have no rights to the assistance described in Section 5.3(b) or the exercise techniques described in
Section 5.3(c), and the Company may offer or permit such assistance or techniques on an ad hoc basis to any Recipient without incurring any obligation to offer or permit such assistance or techniques on other occasions or to other Recipients.

5.4     NO EMPLOYMENT RIGHTS.

        Nothing contained in this Plan (or in Award Documents or in any other documents related to this Plan or to Awards) will confer upon any Eligible Person or Recipient any right to continue in the employ of or engagement by the Company or any Affiliated Entity or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person's compensation or other benefits or to terminate the employment or engagement of such Eligible Person or Recipient, with or without cause. Except as expressly provided in this Plan or in any statement evidencing the grant of an Award, the Company has the right to deal with each Recipient in the same manner as if this Plan and any such statement evidencing the grant of an Award did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient. Unless otherwise set forth in a written agreement binding upon the Company or an Affiliated Entity, all employees of the Company or an Affiliated Entity are "at will" employees whose employment may be terminated by the Company or the Affiliated Entity at any time for any reason or no reason, without payment or penalty of any kind. Any question(s) as to whether and when there has been a termination of a Recipient's employment or engagement, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of an Award pursuant to this Plan will be determined by the Administrator and the Administrator's determination thereof will be final and binding.

5.5     RESTRICTIONS UNDER APPLICABLE LAWS AND REGULATIONS.

               (a) Government Approvals. All Awards will be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the securities subject to Awards granted under this Plan upon any securities exchange or interdealer quotation system or under any federal, state or foreign law, or the consent or approval of any government or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of shares in connection therewith, such Award may not be exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company. During the term of this Plan, the Company will use its reasonable efforts to seek to obtain from the appropriate governmental and regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as is sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain any such qualifications, consents, approvals or authorizations will relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such qualifications, consents, approvals or authorizations pertain.

               (b) No Registration Obligation; Recipient Representations. The Company will be under no obligation to register or qualify the issuance of Awards or underlying securities under the Securities Act or applicable state securities laws. Unless the issuance of Awards and underlying securities have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall be under no obligation to issue any Awards or underlying securities unless the Awards and underlying securities may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Administrator may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company, that such Recipient is acquiring such Awards and underlying securities for such Recipient's own account as an investment and not with a view to, or for sale in connection with, the distribution of any such securities, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if securities are issued without registration, a legend to this effect (together with any other legends deemed appropriate by the Administrator) may be endorsed upon the securities so issued, and to the effect of any additional representations that are appropriate in light of applicable securities laws and rules. The Company may also order its transfer agent to stop transfers of such shares. The Administrator may also require the Recipient to provide the Company such information and other documents as the Administrator may request in order to satisfy the Administrator as to the investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.

5.6     ADDITIONAL CONDITIONS.

        Any Award may be subject to such provisions (whether or not applicable to any other Award or Recipient) as the Administrator deems appropriate, including without limitation provisions for the forfeiture of or restrictions on resale or other disposition of securities of the

Company acquired under this Plan, provisions giving the Company the right to repurchase securities of the Company acquired under this Plan in the event the Recipient leaves the Company for any reason or elects to effect any disposition thereof, and provisions to comply with federal and state securities laws.

5.7     NO PRIVILEGES RE STOCK OWNERSHIP OR SPECIFIC ASSETS.

        Except as otherwise set forth herein, a Recipient or a permitted transferee of an Award will have no rights as a stockholder with respect to any shares issuable or issued in connection with the Award until the Recipient has delivered to the Company all amounts payable and performed all obligations required to be performed in connection with exercise of the Award and the Company has issued such shares. No person will have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto is to be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

5.8     NONASSIGNABILITY.

        No Award is assignable or transferable except: (a) by will or by the laws of descent and distribution; or (b) subject to the final sentence of this
Section 5.8, upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Administrator and under circumstances that would not adversely affect the interests of the Company, transfers for estate planning purposes or pursuant to a nominal transfer that does not result in a change in beneficial ownership. During the lifetime of a Recipient, an Award granted to such person will be exercisable only by the Recipient (or the Recipient's permitted transferee) or such person's guardian or legal representative. Notwithstanding the foregoing, Stock Options intended to be treated as Incentive Stock Options (or other Awards subject to transfer restrictions under the IRC) may not be assigned or transferred in violation of
Section 422(b)(5) of the IRC or the regulations thereunder, and nothing herein is intended to allow such assignment or transfer.

5.9     INFORMATION TO RECIPIENTS.

               (a) Provision of Information. The Administrator in its sole discretion may determine what, if any, financial and other information is to be provided to Recipients and when such financial and other information is to be provided after giving consideration to applicable federal and state laws, rules and regulations, including, without limitation, applicable federal and state securities laws, rules and regulations.

               (b) Confidentiality. The furnishing of financial and other information that is confidential to the Company is subject to the Recipient's agreement to maintain the confidentiality of such financial and other information, and not to use the information for any purpose other than evaluating the Recipient's position under this Plan. The Administrator may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient's obligations under this
Section 5.9(b) (which acknowledgment is not to be a condition to Recipient's obligations under this Section 5.9(b)).

5.10    WITHHOLDING TAXES.

        Whenever the granting, vesting or exercise of any Award, or the issuance of any securities upon exercise of any Award or transfer thereof, gives rise to tax or tax withholding liabilities or obligations, the Administrator will have the right as a condition thereto to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements arising in connection therewith. The Administrator may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company or by withholding a portion of the stock otherwise issuable in connection with an Award, in each case valued at Fair Market Value as of the date of such delivery or withholding, as the case may be, is determined.

5.11    LEGENDS ON AWARDS AND STOCK CERTIFICATES.

        Each Award Document and each certificate representing securities acquired upon vesting or exercise of an Award must be endorsed with all legends, if any, required by applicable federal and state securities and other laws to be placed on the Award Document and/or the certificate. The determination of which legends, if any, will be placed upon Award Documents or the certificates will be made by the Administrator in its discretion and such decision will be final and binding.

5.12    EFFECT OF TERMINATION OF EMPLOYMENT ON AWARDS.

               (a) Termination of Vesting. Notwithstanding anything to the contrary herein, but subject to Section 5.12(b) Awards will be exercisable by a Recipient (or the Recipient's successor in interest) following such Recipient's termination of employment or service only to the extent that installments thereof had become exercisable on or prior to the date of such termination and are not forfeited pursuant to Section 5.15.

               (b) Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary herein, the Administrator may in its discretion (i) designate shorter or longer periods following a Recipient's termination of employment or service during which Awards may vest or be exercised; provided, however, that any shorter periods determined by the Administrator will be effective only if provided for in this Plan or the instrument that evidences the grant to the Recipient of the affected Award or if such shorter period is agreed to in writing by the Recipient, and (ii) accelerate the vesting of all or any portion of any Awards by increasing the number of shares purchasable at any time.

               (c) Leave of Absence. In the case of any employee on an approved leave of absence, the Administrator may make such provision respecting continuance of Awards granted to such employee as the Administrator in its discretion deems appropriate, except that in no event will an Award be exercisable after the date such Award would expire in accordance with its terms had the Recipient remained continuously employed.

               (d) General Cessation. Except as otherwise set forth in this Plan or an Award Document or as determined by the Administrator in its discretion, all Awards granted to a Recipient, and all of such Recipient's rights thereunder, will terminate upon termination for any reason of such Recipient's employment or service with the Company or any Affiliated Entity (or cessation of any other service relationship between the Recipient and the Company or any Affiliated Entity in place as of the date the Award was granted).

5.13    LOCK-UP AGREEMENTS.

        Each Recipient agrees as a condition to receipt of an Award that, in connection with any public offering by the Company of its equity securities and upon the request of the Company and the principal underwriter (if any) in such public offering, any shares of Common Stock acquired or that may be acquired upon exercise or vesting of an Award may not be sold, offered for sale, encumbered, or otherwise disposed of or subjected to any transaction that will involve any sales of securities of the Company, without the prior written consent of the Company or such underwriter, as the case may be, for a period of not more than 365 days after the effective date of the registration statement for such public offering. Each Recipient will, if requested by the Company or the principal underwriter, enter into a separate agreement to the effect of this
Section 5.13.

5.14    RESTRICTIONS ON COMMON STOCK AND OTHER SECURITIES.

        Common Stock or other securities of the Company issued or issuable in connection with any Award will be subject to all of the restrictions imposed under this Plan upon Common Stock issuable or issued upon exercise of Stock Options, except as otherwise determined by the Administrator.

5.15    CANCELLATION AND RESCISSION OF AWARDS.

        Unless an Award Document or other separate written agreement binding upon the Company provides otherwise, the Administrator may cancel any unexpired, unpaid or deferred Award (whether or not vested) at any time if the Recipient thereof fails at any time to comply with all applicable provisions of the Award Document or this Plan, or does any of the following:

               (a) During employment or engagement with the Company or any Affiliated Entity and without the prior written authorization of the Chief Executive Officer of the Company, renders services for any organization or engages directly or indirectly in any business that, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Administrator, is competitive with the Company or any Affiliated Entity, or which organization or business, or the rendering of services to such organization or business, is otherwise prejudicial to or in conflict with the business or interests of the Company or any Affiliated Entity.

               (b) During employment with the Company or any Affiliated Entity or at any time thereafter, fails to comply with any confidentiality agreement with the Company or any Affiliated Entity to which the Recipient is party, or with the policies of the Company or Affiliated Entity regarding nondisclosure of confidential information, or without prior written authorization from the Company or any Affiliated Entity, discloses to anyone outside the

Company or any Affiliated Entity, or uses for any purpose or in any context other than in performance of the Recipient's duties to the Company or any Affiliated Entity, any confidential or trade secret information of the Company or any Affiliated Entity.

               (c) During employment with the Company or any Affiliated Entity or at any time thereafter, breaches any agreement with or duty to the Company or any Affiliated Entity.

        Upon and as a condition to exercise of any Award, a Recipient shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of this Plan and any applicable Award Document and has not done any of the things described in this Section 5.15. Furthermore, if a Recipient does any of the things described in this Section 5.15 within 180 days after any exercise, payment or delivery pursuant to an Award, the Company may rescind such exercise, payment or delivery. The Company shall notify the Recipient in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such notice from the Company, a Recipient shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made by returning to the Company all shares of capital stock that the Recipient received in connection with the rescinded exercise, payment or delivery, or if such shares have been transferred by the Recipient, then by paying the equivalent value thereof at the time of their transfer to the Company in cash. To assist in enforcement of the Company's rescission right described above, the Company may, in its discretion, retain any Common Stock or other consideration otherwise deliverable to a Recipient in connection with an Award until the rescission period described above has lapsed.

5.16    LIMITS ON AWARDS TO ELIGIBLE PERSONS.

        Notwithstanding any other provision of this Plan, no one Eligible Person shall be granted awards with respect to more than 200,000 shares of Common Stock in any one calendar year, provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Awards hereunder to qualify as Performance-Based Compensation. The limitation set forth in this Section 5.16 will be subject to adjustment as provided in Section 3.4 or under Article VIII, but only to the extent such adjustment would not affect the status of compensation attributable to Awards as Performance-Based Compensation.

                                   ARTICLE VI
                                     AWARDS

6.1     STOCK OPTIONS.

               (a) Nature of Stock Options. Stock Options may be Incentive Stock Options or Nonqualified Stock Options.

               (b) Option Exercise Price. The exercise price for each Stock Option will be determined by the Administrator as of the date such Stock Option is granted.

               (c) Option Period and Vesting. Stock Options granted hereunder will vest and may be exercised as determined by the Administrator, except that exercise of Stock Options after termination of the Recipient's employment or service shall be subject to Section 5.12 and Section

6.1(e). Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as may be determined by the Administrator, but not later than ten (10) years after the date the Stock Option is granted and may be subject to earlier termination as provided herein or in the Award Document. Except as otherwise provided herein, a Stock Option will become exercisable, as a whole or in part, on the date or dates specified by the Administrator and thereafter will remain exercisable until the exercise, expiration or earlier termination of the Stock Option.

               (d) Exercise of Stock Options. The exercise price for Stock Options will be paid as set forth in Section 5.3. No Stock Option will be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not fewer than 100 shares of Common Stock (or such other amount as may be set forth in the applicable Award Document) may be purchased at one time and Stock Options must be exercised in multiples of 100 unless the number purchased is the total number of shares for which the Stock Option is exercisable at the time of exercise. A Stock Option will be deemed to be exercised when the Secretary or other designated official of the Company receives written notice of such exercise from the Recipient in the form of Exhibit A hereto or such other form as the Company may specify from time to time, together with payment of the exercise price in accordance with Section 5.3 and any amounts required under Section 5.10 or, with permission of the Administrator, arrangement for such payment. Notwithstanding any other provision of this Plan, the Administrator may impose, by rule and/or in Award Documents, such conditions upon the exercise of Stock Options (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 and Rule 10b-5 under the Exchange Act, and any amounts required under Section 5.10, or any applicable section of or regulation under the IRC.

               (e) Termination of Employment.

                      (i) Termination for Just Cause. Subject to Section 5.12 and except as otherwise provided in a written agreement between the Company or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment or service, in the event of a Just Cause Dismissal of a Recipient all of the Recipient's unexercised Stock Options, whether or not vested, will expire and become unexercisable as of the date of such Just Cause Dismissal.

                      (ii) Termination Other Than for Just Cause. Subject to
Section 5.12 and except as otherwise provided in a written agreement between the Company or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment or service, if a Recipient's employment or service with the Company or any Affiliated Entity terminates for:

                             (A) any reason other than for Just Cause Dismissal,
death, Permanent Disability or Retirement, the Recipient's Stock Options, whether or not vested, will expire and become unexercisable as of the earlier of: (1) the date such Stock Options would expire in accordance with their terms had the Recipient remained employed; and (2) 30 days after the date of termination of employment or service.

                             (B) death or Permanent Disability or Retirement,
the Recipient's unexercised Stock Options will, whether or not vested, expire and become unexercisable as of the earlier of: (1) the date such Stock Options would expire in accordance with their terms had the Recipient remained employed; and (2) 180 days after the date of termination of employment or service.

               (f) Special Provisions Regarding Incentive Stock Options. Notwithstanding anything herein to the contrary,

                      (i) The exercise price and vesting period of any Stock Option intended to be treated as an Incentive Stock Option must comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that: (A) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Stockholder; and (B) that the Incentive Stock Option not be exercisable after the expiration of ten (10) years from the date of grant or the expiration of five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Significant Stockholder.

                      (ii) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Stock Options granted to any Recipient under this Plan (or any other option plan of the Company or any of its subsidiaries or affiliates) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year may not exceed $100,000.

                      (iii) Any Stock Options granted as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such will be treated as Nonqualified Stock Options. If the limit described in Section 6.1(f)(ii) is exceeded, the earliest granted Stock Options will be treated as Incentive Stock Options, up to such limit.

               (g) Non-Employee Director Options. Article VII will govern Non-Employee Director Options to the extent inconsistent with this Section 6.1.

6.2     PERFORMANCE AWARDS.

               (a) Grant of Performance Award. The Administrator will determine in its discretion the performance criteria (which need not be identical and may be established on an individual or group basis) governing Performance Awards, the terms thereof, and the form and time of payment of Performance Awards.

               (b) Payment of Award. Upon satisfaction of the conditions applicable to a Performance Award, payment will be made to the Recipient in cash, in shares of Common Stock valued at Fair Market Value as of the date payment is due, or in a combination of Common Stock and cash, as the Administrator in its discretion may determine.

6.3     RESTRICTED STOCK.

               (a) Award of Restricted Stock. The Administrator will determine the Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions will lapse.

               (b) Requirements of Restricted Stock. All shares of Restricted Stock granted or sold pursuant to this Plan will be subject to the following conditions:

                      (i) No Transfer. The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

                      (ii) Certificates. The Administrator may require that the certificates representing Restricted Stock granted or sold to a Recipient remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

                      (iii) Restrictive Legends. Each certificate representing Restricted Stock granted or sold to a Recipient pursuant to this Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Administrator in its discretion deems necessary or appropriate to enforce such restrictions; and

                      (iv) Other Restrictions. The Administrator may impose such other conditions on Restricted Stock as the Administrator may deem advisable, including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange or interdealer quotation system upon which such Restricted Stock or other securities of the Company are then listed or traded and under any blue sky or other securities laws applicable to such shares.

               (c) Lapse of Restrictions. The restrictions imposed upon Restricted Stock will lapse in accordance with such terms or other conditions as are determined by the Administrator.

               (d) Rights of Recipient. Subject to the provisions of Section 6.3(b) and any restrictions imposed upon the Restricted Stock, the Recipient will have all rights of a stockholder with respect to the Restricted Stock granted or sold to such Recipient under this Plan, including, without limitation, the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

               (e) Termination of Employment. Unless the Administrator in its discretion determines otherwise, if a Recipient's employment or service with the Company or any Affiliated Entity terminates for any reason, all of the Recipient's Restricted Stock remaining subject to restrictions on the date of such termination of employment or service will be repurchased by the Company at the Purchase Price (if any) paid by the Recipient to the Company, without interest or premium, and otherwise returned to the Company without consideration.

6.4     STOCK APPRECIATION RIGHTS.

               (a) Granting of Stock Appreciation Rights. The Administrator may at any time and from time to time approve the grant to Eligible Persons of Stock Appreciation Rights, related or unrelated to Stock Options.

               (b) SARs Related to Options.

                      (i) A Stock Appreciation Right related to a Stock Option will entitle the holder of the related Stock Option, upon exercise of the Stock Appreciation Right, to surrender such Stock Option, or any portion thereof to the extent previously vested but unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 6.4(b)(iii). Such Stock Option will, to the extent surrendered, then cease to be exercisable.

                      (ii) A Stock Appreciation Right related to a Stock Option hereunder will be exercisable at such time or times, and only to the extent that, the related Stock Option is exercisable, and will not be transferable except to the extent that such related Stock Option may be transferable (and under the same conditions), will expire no later than the expiration of the related Stock Option, and may be exercised only when the market price of the Common Stock subject to the related Stock Option exceeds the exercise price of the Stock Option.

                      (iii) Upon the exercise of a Stock Appreciation Right related to a Stock Option, the Recipient will be entitled to receive payment of an amount determined by multiplying: (A) the difference obtained by subtracting the exercise price of a share of Common Stock specified in the related Stock Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (B) the number of shares as to which such Stock Appreciation Right is exercised.

               (c) SARs Unrelated to Options. The Administrator may grant Stock Appreciation Rights unrelated to Stock Options. Section 6.4(b)(iii) will govern the amount payable at exercise under such Stock Appreciation Right, except that in lieu of an option exercise price the initial base amount specified in the Award shall be used.

               (d) Limits. Notwithstanding the foregoing, the Administrator, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right.

               (e) Payments. Payment of the amount determined under the foregoing provisions may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the discretion of the Administrator, in cash or in a combination of cash and shares of Common Stock as the Administrator deems advisable. The Administrator has full discretion to determine the form in which payment of a Stock Appreciation Right will be made and to consent to or disapprove the election of a Recipient to receive cash in full or partial settlement of a Stock Appreciation Right.

If the Administrator decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

6.5     STOCK PAYMENTS.

        The Administrator may approve Stock Payments to any Eligible Person on such terms and conditions as the Administrator may determine. Stock Payments will replace cash compensation at the Fair Market Value of the Common Stock on the date payment is due.

6.6     DIVIDEND EQUIVALENTS.

        The Administrator may grant Dividend Equivalents to any Recipient who has received a Stock Option, SAR or other Award denominated in shares of Common Stock. Dividend Equivalents may be paid in cash, Common Stock or other Awards; the amount of Dividend Equivalents paid other than in cash will be determined by the Administrator by application of such formula as the Administrator may deem appropriate to translate the cash value of dividends paid to the alternative form of payment of the Dividend Equivalent. Dividend Equivalents will be computed as of each dividend record date and will be payable to recipients thereof at such time as the Administrator may determine. However, if it is intended that an Award qualify as Performance-Based Compensation, and the amount of compensation the Eligible Person could receive under the Award is based solely on an increase in value of the underlying stock after the date of the grant or Award, then the payment of any Dividend Equivalents related to the Award shall not be made contingent on the exercise of the Award.

6.7     STOCK BONUSES.

        The Administrator may issue Stock Bonuses to Eligible Persons on such terms and conditions as the Administrator may determine.

6.8     STOCK SALES.

        The Administrator may sell to Eligible Persons shares of Common Stock on such terms and conditions as the Administrator may determine.

6.9     PHANTOM STOCK.

        The Administrator may grant Awards of Phantom Stock to Eligible Persons. Phantom Stock is a cash payment measured by the Fair Market Value of a specified number of shares of Common Stock on a specified date, or measured by the excess of such Fair Market Value over a specified minimum, which may but need not include a Dividend Equivalent.

6.10    OTHER STOCK-BASED BENEFITS.

        The Administrator is authorized to grant Other Stock-Based Benefits. Other Stock-Based Benefits are any arrangements granted under this Plan not otherwise described above that: (a) by their terms might involve the issuance or sale of Common Stock or other securities of the Company; or (b) involve a benefit that is measured, as a whole or in part, by the value, appreciation, dividend yield or other features attributable to a specified number of shares of Common Stock or other securities of the Company.

                                   ARTICLE VII
                          NON-EMPLOYEE DIRECTOR OPTIONS

7.1     INITIAL GRANT OF STOCK OPTIONS

        Each Non-Employee Director shall, upon first becoming a Non-Employee Director, receive a one-time grant of an option to purchase up to 10,000 shares of the Company's Common Stock (an "INITIAL OPTION") at an exercise price per share equal to the Fair Market Value of the Company's Common Stock on the date of grant, subject to: (a) vesting as set forth in Section 7.3, and (b) adjustment as set forth in this Plan.

7.2     ANNUAL GRANTS OF STOCK OPTIONS.

        Immediately following the annual meeting of stockholders of the Company next following a Non-Employee Director's becoming a Non-Employee Director, and immediately following each subsequent annual meeting of stockholders of the Company, in each case if the Non-Employee Director has served as a director since his or her election or appointment and has been re-elected as a director at such annual meeting, such Non-Employee Director shall automatically receive an option to purchase up to 5,000 shares of the Company's Common Stock (an "ADDITIONAL OPTION"). In addition to the Additional Options described above, an individual who was previously a Non-Employee Director and received an initial grant of stock options under this Plan or pursuant to a prior option plan for the Company's directors, who then ceased to be a director for any reason, and who then again becomes a Non-Employee Director, shall upon again becoming a Non-Employee Director automatically receive an Additional Option. The exercise price per share for all Additional Options shall be equal to the Fair Market Value of the Company's Common Stock on the date of grant, subject to: (a) vesting as set forth in Section 7.3, and (b) adjustment as set forth in this Plan.

7.3     VESTING.

        Initial Options shall vest and become exercisable (a) 50% upon the earlier of (i) the first anniversary of the grant date or (ii) immediately prior to the first annual meeting of stockholders of the Company following the grant date, if the Recipient has remained a Non-Employee Director for the entire period from the date of grant to such earlier date; and (b) 50% upon the earlier of (i) the second anniversary of the grant date or (ii) immediately prior to the second annual meeting of stockholders of the Company following the date of grant to such earlier date. Additional Options shall vest and become exercisable with respect to all underlying shares upon the earlier of (y) the first anniversary of the grant date or (z) immediately prior to the annual meeting of stockholders of the Company next following the grant date, if the Recipient has remained a Non-Employee Director for the entire period from the date of grant to such earlier date. Notwithstanding the foregoing, however, Initial Options and Additional Options that have not vested and become exercisable at the time the Recipient ceases to be a director shall terminate.

7.4     EXERCISE.

        Non-Employee Director Options will be exercisable, and the exercise price therefor shall be paid, in the same manner as provided herein for other Stock Options.

7.5     TERM OF OPTIONS AND EFFECT OF TERMINATION.

        Notwithstanding any other provision of the Plan, no Non-Employee Director Option granted under the Plan shall be exercisable after the expiration of ten years from the effective date of its grant. In the event that the recipient of any Non-Employee Director Options granted under the Plan shall cease to be a director of the Company, (a) all Initial Options granted under this plan to such recipient shall be exercisable, to the extent already exercisable at the date such recipient ceases to be a director and regardless of the reason the recipient ceases to be a director, for a period of 365 days after that date (or, if sooner, until the expiration of the option according to its terms), and shall then terminate; and (b) all Additional Options granted under this Plan to such recipient shall be exercisable, to the extent already exercisable at the date such recipient ceases to be a director, for a period of 365 days after that date (or, if sooner, until the expiration of the option according to its terms) if he or she ceases to be a director because of death or permanent disability, or for a period of 90 days after that date (or, if sooner, until the expiration of the option according to its terms) if he or she ceases to be a director for any other reason, and shall then terminate. In the event of the death of a Recipient while such Recipient is a director of the Company or within the period after termination of such status during which he or she is permitted to exercise an option, such option may be exercised by any person or persons designated by the Recipient on a beneficiary designation form adopted by the Plan administrator for such purpose or, if there is no effective beneficiary designation form on file with the Company, by the executors or administrators of the Recipient's estate or by any person or persons who shall have acquired the option directly from the Recipient by his or her will or the applicable laws of descent and distribution.

7.6     AMENDMENT; SUSPENSION.

        The Administrator may at any time and from time to time in its discretion (a) change the number of shares or vesting periods associated with the Non-Employee Director Options, and (b) suspend and reactivate this Article VII.

                                  ARTICLE VIII
                                CHANGE IN CONTROL

8.1     PROVISION FOR AWARDS UPON CHANGE IN CONTROL.

        As of the effective time and date of any Change in Control, this Plan and any then outstanding Awards (whether or not vested) will automatically terminate unless: (a) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Awards, or for the substitution for such Awards of new awards covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices or other measurement criteria, in which event this Plan and such outstanding Awards will continue or be replaced, as the case may be, in the manner and under the terms so provided; or (b) the Board otherwise provides in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including, without limitation,
(i) accelerating the vesting of outstanding Awards, and/or (ii) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this Section 8.1, this Plan and the Awards terminate by reason of the occurrence of a Change in Control without provision for any of the action(s) described in clause (a) or (b) hereof, then subject to Sections 5.12 and 5.15, any Recipient holding outstanding Awards will have the right, at such time prior to the consummation of the Change in Control as the Board designates, to exercise or receive the full benefit of the Recipient's Awards to the full extent not theretofore exercised, including any installments which have not yet become vested.

8.2     TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE IN CONTROL.

               (a) Acceleration of Awards. If a Change in Control occurs and provision for Awards is made as described in part (a) or (b) of Section 8.1 such that a Recipient continues to own Awards or replacement awards, but in connection with such Change in Control the Recipient's employment with the Company or an Affiliated Entity is terminated by the Company or an Affiliated Entity as described in Section 8.2(b), then, subject to Sections 5.12 and 5.15 and the terms of any written employment agreement between the Company or any Affiliated Entity and the Recipient and the specific terms of any Award, such Recipient will have the right to exercise or receive the full benefit of the Recipient's Awards during the applicable time period provided in Section 5.12, without regard to any vesting or performance requirements or other milestones.

               (b) Employment Termination. For purposes of this Section, and subject to any separate written agreement binding upon the Company, a Recipient's employment with the Company or any Affiliated Entity will be deemed to have been terminated in connection with a Change in Control if: (i) the Recipient is removed from the Recipient's employment by, or resigns the Recipient's employment upon the request of, a Person exercising practical voting control over the Company following the Change in Control or a person acting upon authority or at the instruction of such Person; or (ii) the Recipient's position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel within 180 days after the consummation of the Change in Control and the Recipient is not offered a replacement position with compensation substantially similar to the compensation in effect immediately before the Change in Control. Unless otherwise provided in a written agreement with the Company or any Affiliated Entity, assignment of a Recipient to different duties or reporting will not be deemed to constitute or justify termination of Recipient's employment in connection with the Change in Control.

                                   ARTICLE IX
                                   DEFINITIONS

        Capitalized terms used in this Plan and not otherwise defined have the meanings set forth below:

        "ADDITIONAL OPTION" means a right to purchase stock of the Company granted under Section 7.2 of the Plan.

        "ADMINISTRATOR" means the Board as long as no Committee has been appointed and is in effect and also means the Committee to the extent that the Board has delegated authority thereto.

        "AFFILIATED ENTITY" means any Parent Corporation of the Company or Subsidiary Corporation of the Company or any other entity controlling, controlled by, or under common control with the Company.

        "APPLICABLE DIVIDEND PERIOD" means (i) the period between the date a Dividend Equivalent is granted and the date the related Stock Option, SAR, or other Award is exercised, terminates, or is converted to Common Stock, or (ii) such other time as the Administrator may specify in the written instrument evidencing the grant of the Dividend Equivalent.

        "AWARD" means any Stock Option, Performance Award, Restricted Stock, Stock Appreciation Right, Stock Payment, Stock Bonus, Stock Sale, Phantom Stock, Dividend Equivalent, or Other Stock-Based Benefit granted or sold to an Eligible Person under this Plan, or any similar award granted by the Company prior to the Effective Date and outstanding as of the Effective Date that is governed by this Plan.

        "AWARD DOCUMENT" means the agreement or confirming memorandum setting forth the terms and conditions of an Award.

        "BOARD" means the Board of Directors of the Company.

        "CHANGE IN CONTROL" means the following and shall be deemed to occur if any of the following events occurs:

               (i) Any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

               (ii) Individuals who, as of the effective date hereof, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any person, entity or group (as defined above) having the power to exercise, through beneficial ownership, voting agreement and/or proxy, twenty percent (20%) or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's stockholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

               (iii) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a Reorganization of the Company with any other person, corporation or other entity, other than

                      (A) a Reorganization that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a Reorganization that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such Reorganization (or series of related transactions involving such a Reorganization), or

                      (B) a Reorganization effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

               (iv) Approval by the stockholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

        "COMMITTEE" means any committee appointed by the Board to administer this Plan pursuant to Section 4.1.

        "COMMON STOCK" means the common stock of the Company, $0.01 par value per share, as constituted on the Effective Date, and as thereafter adjusted under Section 3.4.

        "COMPANY" means Diedrich Coffee, Inc., a Delaware corporation.

        "DIVIDEND EQUIVALENT" means a right granted by the Company under Section
6.6 to a holder of a Stock Option, Stock Appreciation Right or other Award denominated in shares of Common Stock to receive from the Company during the Applicable Dividend Period payments equivalent to the amount of dividends payable to holders of the number of shares of Common Stock underlying such Stock Option, Stock Appreciation Right, or other Award.

        "EFFECTIVE DATE" means the date this Plan is approved and adopted by the Company's stockholders.

        "ELIGIBLE PERSON" includes directors, including Non-Employee Directors, officers, employees, consultants and advisors of the Company or of any Affiliated Entity.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXPIRATION DATE" means the tenth (10th) anniversary of the Effective Date.

        "FAIR MARKET VALUE" of a share of the Company's capital stock as of a particular date means: (i) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the Nasdaq National Market), the arithmetic mean of the highest and lowest sale prices of the stock for the trading day immediately preceding such date on the primary exchange upon which the stock trades, as measured by volume, as published in The Wall Street Journal, or, if no sale price was quoted for such date, then as of the next preceding date on which such a sale price was quoted; or (ii) if the stock is not then listed on an exchange or the Nasdaq National Market, the average of the closing bid and asked prices per share for the stock in the over-the-counter market on such date (in the case of (i) or (ii), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the fair market value of the stock on the date an Award is granted); or (iii) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Administrator, provided, however, that (A) when appropriate, the Administrator in determining Fair Market Value of capital stock of the Company may take into account such other factors as it may deem appropriate under the circumstances, and (B) if the stock is traded on the Nasdaq SmallCap Market and both sales prices and bid and asked prices are quoted or available, the Administrator may elect to determine Fair Market Value under either clause (i) or (ii) above. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options must be determined in compliance with applicable provisions of the IRC. The Fair Market Value of rights or property other than capital stock of the Company means the fair market value thereof as determined by the Administrator on the basis of such factors as it may deem appropriate.

        "INCENTIVE STOCK OPTION" means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC.

        "INITIAL OPTION" means a right to purchase stock of the Company granted under Section 7.1 of the Plan.

        "IRC" means the Internal Revenue Code of 1986, as amended.

        "JUST CAUSE DISMISSAL" means a termination of a Recipient's employment for any of the following reasons: (i) the Recipient violates any reasonable rule or regulation of the Board, the Company's President or Chief Executive Officer or the Recipient's superiors that results in damage to the Company or any Affiliated Entity or which, after written notice to do so, the Recipient fails to correct within a reasonable time not exceeding 15 days; (ii) any willful misconduct or gross negligence by the Recipient in the responsibilities assigned to the Recipient; (iii) any willful failure to perform the Recipient's job as required to meet the objectives of the Company or any Affiliated Entity; (iv) any wrongful conduct of a Recipient which has an adverse impact on the Company or any Affiliated Entity or which constitutes a misappropriation of assets of the Company or any Affiliated Entity; (v) the Recipient does any of the things described in Section 5.15; or (vi) any other conduct that the Administrator reasonably determines constitutes Just Cause for Dismissal; provided, however, that if a Recipient is party to an employment agreement with the Company or any Affiliated Entity providing for just cause dismissal (or some comparable concept) of Recipient from Recipient's employment with the Company or any Affiliated Entity, "Just Cause Dismissal" for purposes of this Plan will have the same meaning as ascribed thereto or to such comparable concept in such employment agreement.

        "NON-EMPLOYEE DIRECTOR" means a director of the Company who qualifies as a "Non-Employee Director" under Rule 16b-3 under the Exchange Act.

        "NON-EMPLOYEE DIRECTOR OPTION" means an Initial Option or an Additional Option granted pursuant to Article VII of this Plan.

        "NONQUALIFIED STOCK OPTION" means a Stock Option that is not an Incentive Stock Option.

        "OTHER STOCK-BASED BENEFITS" means an Award granted under Section 6.10.

        "PARENT CORPORATION" means any Parent Corporation as defined in Section 424(e) of the IRC.

        "PERFORMANCE AWARD" means an Award under Section 6.2, payable in cash, Common Stock or a combination thereof, that vests and becomes payable over a period of time upon attainment of performance criteria established in connection with the grant of the Award.

        "PERFORMANCE-BASED COMPENSATION" means performance-based compensation as described in Section 162(m) of the IRC. If the amount of compensation an Eligible Person will receive under any Award is not based solely on an increase in the value of Common Stock after the date of grant or award, the Administrator, in order to qualify an Award as performance-based compensation under Section 162(m) of the IRC, can condition the grant, award, vesting, or exercisability of such an Award on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (a) cash flow,
(b) earnings per share (including earnings before interest, taxes, and amortization), (c) return on equity, (d) total Shareholder return, (e) return on capital, (f) return on assets or net assets, (g) income or net income, (h) operating income or net operating income, (i) operating margin, (j) return on operating revenue, and (k) any other similar performance criteria.

        "PERMANENT DISABILITY" means that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three consecutive months or six months in any 12-month period or such other period(s) as may be determined by the Administrator with respect to any Award, provided, however, that for purposes of determining the period during which an Incentive Stock Option may be exercised pursuant to Section 6.1(e), Permanent Disability shall mean "permanent and total disability" as defined in Section 22(e) of the IRC.

        "PERSON" means any person, entity or group, within the meaning of
Section 13(d) or 14(d) of the Exchange Act, but excluding (i) the Company and its subsidiaries, (ii) any employee stock ownership or other employee benefit plan maintained by the Company and (iii) an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof.

        "PHANTOM STOCK" means an Award granted under Section 6.9.

        "PLAN" means this 2000 Equity Incentive Plan of the Company.

        "PLAN TERM" means the period during which this Plan remains in effect (commencing the Effective Date and ending on the Expiration Date).

        "PURCHASE PRICE" means the purchase price (if any) to be paid by a Recipient for Restricted Stock as determined by the Administrator (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met).

        "RECIPIENT" means a person who has received an Award.

        "REORGANIZATION" means any merger, consolidation or other reorganization.

        "RESTRICTED STOCK" means Common Stock that is the subject of an Award made under Section 6.3 and that is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met, as set forth in this Plan and in any statement evidencing the grant of such Award.

        "RETIREMENT" of a Recipient means the Recipient's resignation from the Company or any Affiliated Entity after reaching age 60 and at least five years of full-time employment by the Company or any Affiliated Entity, without any circumstances that would justify a Just Cause Dismissal of the Recipient.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SIGNIFICANT STOCKHOLDER" is an individual who, at the time a Stock Option is granted to such individual under this Plan, owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).

        "STOCK APPRECIATION RIGHT" or "SAR" means a right granted under Section
6.4 to receive a payment that is measured with reference to the amount by which the Fair Market Value of a specified number of shares of Common Stock appreciates from a specified date, such as the date of grant of the SAR, to the date of exercise.

        "STOCK BONUS" means an issuance or delivery of unrestricted or restricted shares of Common Stock under Section 6.7 as a bonus for services rendered or for any other valid consideration under applicable law.

        "STOCK PAYMENT" means a payment in shares of the Company's Common Stock under Section 6.5 to replace all or any portion of the compensation or other payment (other than base salary) that would otherwise become payable to the Recipient in cash.

        "STOCK OPTION" means a right to purchase stock of the Company granted under Section 6.1 or Article VII of this Plan.

        "STOCK SALE" means a sale of Common Stock to an Eligible Person under
Section 6.8.

        "SUBSIDIARY CORPORATION" means any Subsidiary Corporation as defined in
Section 424(f) of the IRC.

                                                                      APPENDIX C


                             AUDIT COMMITTEE CHARTER
                                       OF
                              DIEDRICH COFFEE, INC.

        1. Members. The Board of Directors shall appoint an Audit Committee of at least three members, consisting entirely of "independent" directors of the Board, and shall designate one member as chairperson. For purposes hereof, "independent" shall mean a director who meets the definition of "independence" found under the NASD rules.

               Each member of the Company's audit committee must be financially literate and at least one member of the audit committee, at all times, shall have accounting or related financial management expertise, both as provided in the NASD rules.

               Under exceptional circumstances and limited to only one director, the Board can "override" the "independence" requirement for serving on the Audit Committee if the non-independent director is neither a current employee of the Company nor an immediate family member of such employee. The Board may exercise this "override" if it determines that the non-independent director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and the Board discloses, in its next annual proxy statement subsequent to such determination, the nature of such director's relationship and the reasons for such determination.

        2. Purposes, Duties, and Responsibilities. The Audit Committee shall represent the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee shall:

               (i) Evaluate, help select and, when appropriate, replace the firm of independent certified public accountants that serves as auditor of the Company, which firm shall be ultimately accountable to the Board of Directors through the Audit Committee.

               (ii) Review with the independent auditor its audit procedures, including the scope, fees and timing of the audit and the results of the annual audit examination and any accompanying management letters, to ensure the independent auditor's objectivity and independence.

               (iii) Review and discuss with the independent auditor the written statement from the auditor, required by Independence Standards Board Standard No. 1, detailing any relationships between the auditor (and its related entities) and the Company or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the auditor.

               (iv) Review and discuss with management and the independent auditor the Company's annual audited financial statements, including a discussion of management's judgments and processes used to arrive at accounting estimates and the auditor's judgment as to the quality of the Company's accounting principles.

               (v) Review with management and the independent auditor the results of any significant matters identified as a result of the independent auditor's interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible. The Audit Committee Chair may perform this responsibility on behalf of the Audit Committee.

               (vi)   Review the adequacy of the Company's internal controls.

               (vii) Review significant changes in the accounting policies of the Company and accounting and financial reporting rule changes that may have a significant impact on the Company's financial reports.

               (viii) Review and discuss with the independent auditor any difficulties or disagreements with management, during the course of the audit, about matters that individually, or in the aggregate, could be significant to the financial statements or the auditor's report, whether or not these disagreements were resolved satisfactorily.

               (ix) Review material pending legal proceedings involving the Company and other contingent liabilities.

               (x) Review the adequacy of the Audit Committee Charter on an annual basis, and recommend changes if the Committee determines changes are appropriate.

        3. Meetings. The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or via telephone. The Audit Committee shall meet in executive session with the independent auditors and the Company's internal auditor at least annually. The Audit Committee shall report to the full Board of Directors with respect to its meetings and shall make such reports to shareholders as are required by applicable regulations or as are deemed advisable in the Committee's judgment. The majority of the members of the Audit Committee shall constitute a quorum.

                             DIEDRICH COFFEE, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 29, 2000
                 Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints J. Michael Jenkins and Matthew C. McGuinness, and each of them individually, as proxies, each with power of substitution, to vote and otherwise represent all of the shares of common stock of Diedrich Coffee, Inc., held of record by the undersigned, at the annual meeting of stockholders of Diedrich Coffee to be held on Wednesday, November 29, 2000 at 10:00 a.m. local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.

    The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated in each case October 26, 2000. All other proxies heretofore given by the undersigned to vote shares of Diedrich Coffee's common stock are expressly revoked.

    The shares represented by this proxy will be voted as described on the reverse hereof by the stockholder. If not otherwise directed, this proxy will be voted FOR the election as directors of all nominees nominated in Item 1 for which the stockholder is entitled to vote and FOR the proposals in Items 2, 3, 4 and 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS:

1. ELECTION OF FIVE (5) MEMBERS TO THE   [ ] FOR all nominees listed          [ ] WITHHOLD AUTHORITY to vote for
   BOARD OF DIRECTORS OF DIEDRICH            below for whom stockholder is        all nominees listed below for
   COFFEE:                                   entitled to vote+                    whom stockholder is entitled to
                                                                                  vote

NOMINEES:    John E. Martin    Lawrence Goelman    Martin R. Diedrich
                        Paul C. Heeschen    Peter Churm

+ INSTRUCTIONS. To withhold authority to vote for any individual nominee, also mark the "Exceptions" box and write that nominee's name in the space provided below.

Exceptions

          (Continued, and to be signed and dated on the reverse side.)

2. APPROVAL OF STOCK OPTION PLAN AND AGREEMENT WITH J. MICHAEL JENKINS, GRANTING MR. JENKINS OPTIONS TO PURCHASE UP TO 500,000 SHARES OF DIEDRICH COFFEE COMMON STOCK:
             FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

3. APPROVAL OF 2000 EQUITY INCENTIVE PLAN AND RESERVATION OF 750,000 SHARES OF DIEDRICH COFFEE COMMON STOCK FOR ISSUANCE UNDER THE PLAN:

             FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

4. RATIFICATION OF THE SELECTION OF KPMG LLP AS DIEDRICH COFFEE'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 27, 2001:

             FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

5. AT THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO CONSIDER AND VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                                      I plan to attend the
                                                      annual meeting [ ]

                                                      Change of address or
                                                      comments mark here [ ]

                                                      Please sign exactly as
                                                      your name appears hereon.
                                                      When signing in a
                                                      representative capacity,
                                                      please give full title.

                                                      Date: , 2000
                                                              Signature

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope. Votes
                  MUST be indicated (x) in BLACK or BLUE ink.